                                                                     EXHIBIT 4.4


                                                                  EXECUTION COPY

============================================================================



                          ALARIS MEDICAL SYSTEMS, INC.


                                -----------------



                       SERIES A AND SERIES B $170,000,000

                      11 5/8% SENIOR SECURED NOTES DUE 2006

                                -----------------



                                    INDENTURE

                          Dated as of October 16, 2001
                                -----------------

                                  HSBC BANK USA

                                -----------------

                                     Trustee




============================================================================

                           CROSS-REFERENCE TABLE*

TRUST INDENTURE                                       INDENTURE
   ACT SECTION                                        SECTION
310(a)(1).............................................7.10
   (a)(2).............................................7.10
   (a)(3).............................................N.A.
   (a)(4).............................................N.A.
   (a)(5).............................................7.10
   (b)................................................7.03; 7.10
   (c)................................................N.A.
311(a)................................................7.11
   (b)................................................7.11
   (c)................................................N.A.
312(a)................................................2.05
   (b)................................................13.03
   (c)................................................13.03
313(a)................................................7.06
   (b)(1).............................................7.06
   (b)(2).............................................7.06; 7.07
   (c)................................................7.06; 13.02
   (d)................................................7.06
314(a)................................................4.03; 4.04; 13.05
   (b)................................................10.02
   (c)(1).............................................13.04
   (c)(2).............................................13.04
   (c)(3).............................................N.A.
   (d)................................................10.06
   (e)................................................13.05
   (f)................................................N.A.
315(a)................................................7.01
   (b)................................................7.05; 13.02
   (c)................................................7.01
   (d)................................................7.01
   (e)................................................6.11
316(a)(last sentence).................................2.09
   (a)(1)(A)..........................................6.05
   (a)(1)(B)..........................................6.04
   (a)(2).............................................N.A.
   (b)................................................6.07
   (c)................................................2.12
317(a)(1).............................................6.08
   (a)(2).............................................6.09
   (b)................................................2.04
318(a)................................................13.01
   (b)................................................N.A.
   (c)................................................13.01

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----
                                    ARTICLE 1

                 DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions...............................................1
SECTION 1.02.    Other Definitions........................................29
SECTION 1.03.    Incorporation by Reference of Trust Indenture
                   Act....................................................30
SECTION 1.04.    Rules of Construction....................................30

                                    ARTICLE 2

                                    THE NOTES

SECTION 2.01.    Form and Dating..........................................31
SECTION 2.02.    Execution and Authentication.............................32
SECTION 2.03.    Registrar and Paying Agent...............................32
SECTION 2.04.    Paying Agent to Hold Money in Trust......................33
SECTION 2.05.    Lists of Holders of the Notes............................33
SECTION 2.06.    Transfer and Exchange....................................33
SECTION 2.07.    Replacement Notes........................................46
SECTION 2.08.    Outstanding Notes........................................46
SECTION 2.09.    Treasury Notes...........................................46
SECTION 2.10.    Temporary Notes..........................................47
SECTION 2.11.    Cancellation.............................................47
SECTION 2.12.    Record Date..............................................47
SECTION 2.13.    Defaulted Interest.......................................47
SECTION 2.14.    Computation of Interest..................................47
SECTION 2.15.    CUSIP Number.............................................48

                                    ARTICLE 3

                            REDEMPTION AND PREPAYMENT

SECTION 3.01.    Notices to Trustee.......................................48
SECTION 3.02.    Selection of Notes to be Purchased or
                   Redeemed...............................................48
SECTION 3.03.    Notice of Redemption.....................................49
SECTION 3.04.    Effect of Notice of Redemption...........................50
SECTION 3.05.    Deposit of Redemption Price..............................50
SECTION 3.06.    Notes Redeemed in Part...................................51
SECTION 3.07.    Optional Redemption......................................51
SECTION 3.08.    Mandatory Redemption.....................................51

                                       -i-


SECTION 3.09.    Offer to Purchase by Application of Excess
                   Proceeds...............................................51

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01.    Payment of Notes.........................................53
SECTION 4.02.    Maintenance of Office or Agency..........................54
SECTION 4.03.    Reports..................................................54
SECTION 4.04.    Compliance Certificate...................................55
SECTION 4.05.    Taxes....................................................56
SECTION 4.06.    Stay, Extension and Usury Laws...........................56
SECTION 4.07.    Restricted Payments......................................56
SECTION 4.08.    Dividend and Other Payment Restrictions
                   Affecting Restricted Subsidiaries......................60
SECTION 4.09.    Incurrence of Indebtedness and Issuance of
                   Preferred Stock........................................62
SECTION 4.10.    Asset Sales..............................................65
SECTION 4.11.    Transactions With Affiliates.............................67
SECTION 4.12.    Liens....................................................68
SECTION 4.13.    Sale and Leaseback Transactions..........................68
SECTION 4.14.    Offer to Purchase Upon Change of Control.................68
SECTION 4.15.    Corporate Existence......................................70
SECTION 4.16.    [Intentionally Omitted]..................................70
SECTION 4.17.    Line of Business.........................................71
SECTION 4.18.    Sales of Accounts Receivable.............................71
SECTION 4.19.    Limitation on Guarantees by Restricted
                   Subsidiaries...........................................72
SECTION 4.20.    Impairment of Security Interest..........................73
SECTION 4.21.    Limitation on Issuances and Sales of Equity
                   Interests in Wholly Owned Restricted
                   Subsidiaries...........................................73
SECTION 4.22.    Maintenance of Insurance, Properties, Books
                   and Records............................................73

                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.01.    Merger, Consolidation, or Sale of Assets.................76
SECTION 5.02.    Successor Corporation Substituted........................78

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01.    Events of Default........................................79
SECTION 6.02.    Acceleration.............................................81
SECTION 6.03.    Other Remedies...........................................81

                                       -ii-


SECTION 6.04.    Waiver of Past Defaults..................................82
SECTION 6.05.    Control By Majority......................................82
SECTION 6.06.    Limitation on Suits......................................82
SECTION 6.07.    Rights of Holders of Notes to Receive Payment............82
SECTION 6.08.    Collection Suit by Trustee...............................83
SECTION 6.09.    Trustee May File Proofs of Claim.........................83
SECTION 6.10.    Priorities...............................................83
SECTION 6.11.    Undertaking For Costs....................................84

                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01.    Duties of Trustee........................................84
SECTION 7.02.    Rights of Trustee........................................85
SECTION 7.03.    Individual Rights of Trustee.............................86
SECTION 7.04.    Trustee's Disclaimer.....................................86
SECTION 7.05.    Notice of Defaults.......................................86
SECTION 7.06.    Reports By Trustee to Holders of the Notes...............87
SECTION 7.07.    Compensation and Indemnity...............................87
SECTION 7.08.    Replacement of Trustee...................................88
SECTION 7.09.    Successor Trustee by Merger, Etc.........................89
SECTION 7.10.    Eligibility; Disqualification............................89
SECTION 7.11.    Preferential Collection of Claims Against the
                   Company................................................89

                                    ARTICLE 8

                  LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.    Option to Effect Legal Defeasance or Covenant
                   Defeasance.............................................90
SECTION 8.02.    Legal Defeasance and Discharge...........................90
SECTION 8.03.    Covenant Defeasance......................................90
SECTION 8.04.    Conditions to Legal or Covenant Defeasance...............91
SECTION 8.05.    Deposited Money and Government Securities to
                   be Held in Trust; Other Miscellaneous
                   Provisions.............................................92
SECTION 8.06.    Repayment to the Company.................................93
SECTION 8.07.    Reinstatement............................................93

                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.    Without Consent of Holders of the Notes..................94
SECTION 9.02.    With Consent of Holders of Notes.........................94
SECTION 9.03.    Compliance with Trust Indenture Act......................96

                                       -iii-


SECTION 9.04.    Revocation and Effect of Consents........................96
SECTION 9.05.    Notation on or Exchange of Notes.........................96
SECTION 9.06.    Trustee to Sign Amendments, Etc..........................97

                                   ARTICLE 10

                               SECURITY DOCUMENTS

SECTION 10.1.    Security Documents; Additional Collateral................97
SECTION 10.2.    Recording, Etc..........................................100
SECTION 10.3.    Certain Dispositions of Collateral Without
                   Release...............................................101
SECTION 10.4.    Possession, Use and Release of Collateral...............103
SECTION 10.5.    Eminent Domain and Other Governmental Takings...........106
SECTION 10.6.    Trust Indenture Act Requirements........................107
SECTION 10.7.    Suits to Protect the Collateral.........................108
SECTION 10.8.    Purchaser Protected.....................................108
SECTION 10.9.    Powers Exercisable by Receiver or Trustee...............108
SECTION 10.10.   Disposition of Obligations Received.....................108
SECTION 10.11.   Determinations Relating to Collateral...................109
SECTION 10.12.   Release upon Termination of the Company's
                   Obligations...........................................109

                                   ARTICLE 11

                               GUARANTEE OF NOTES

SECTION 11.01.   Note Guarantee..........................................110
SECTION 11.02.   Execution and Delivery of Note Guarantee................111
SECTION 11.03.   Guarantors May Consolidate, Etc., on Certain
                   Terms.................................................111
SECTION 11.04.   Releases Following Sale of Assets.......................111
SECTION 11.05.   Additional Guarantors...................................112
SECTION 11.06.   Limitation on Guarantor Liability.......................112
SECTION 11.07.   "Trustee" To Include Paying Agent.......................112

                                   ARTICLE 12

                           APPLICATION OF TRUST MONIES

SECTION 12.01.   Trust Monies............................................113
SECTION 12.02.   Retirement of Notes.....................................113
SECTION 12.03.   Withdrawals of Net Insurance Proceeds...................114
SECTION 12.04.   Withdrawal of Trust Monies for Reinvestment.............117
SECTION 12.05.   Powers Exercisable Notwithstanding Event of
                   Default...............................................119
SECTION 12.06.   Powers Exercisable by Trustee or Receiver...............119
SECTION 12.07.   Disposition of Notes Retired............................119
SECTION 12.08.   Investment of Trust Monies..............................119

                                       -iv-


                                   ARTICLE 13

                                  MISCELLANEOUS

SECTION 13.01.   Trust Indenture Act Controls............................120
SECTION 13.02.   Notices.................................................120
SECTION 13.03.   Communication by Holders of Notes with Other
                   Holders of Notes......................................121
SECTION 13.04.   Certificate and Opinion as to Conditions
                   Precedent.............................................121
SECTION 13.05.   Statements Required in Certificate or Opinion...........122
SECTION 13.06.   Rules by Trustee and Agents.............................122
SECTION 13.07.   No Personal Liability of Directors, Officers,
                   Employees and Stockholders............................122
SECTION 13.08.   Governing Law...........................................122
SECTION 13.09.   No Adverse Interpretation of Other Agreements...........123
SECTION 13.10.   Successors..............................................123
SECTION 13.11.   Severability............................................123
SECTION 13.12.   Counterpart Originals...................................123
SECTION 13.13.   Table of Contents, Headings, Etc........................123

EXHIBIT A   FORM OF NOTE
EXHIBIT B   FORM OF CERTIFICATE OF TRANSFER
EXHIBIT C   FORM OF CERTIFICATE OF EXCHANGE
EXHIBIT D   FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED
            INVESTOR
EXHIBIT E   FORM OF NOTE GUARANTEE
EXHIBIT F   FORM OF SECURITY AGREEMENT
EXHIBIT G   FORM OF MORTGAGE

      INDENTURE dated as of October 16, 2001 between ALARIS Medical Systems, Inc. (the "COMPANY") and HSBC Bank USA, as trustee (the "TRUSTEE").

      The Company, any Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders (the "HOLDERS") of the 11 5/8% Series A Senior Secured Notes due 2006 (the "SERIES A NOTES") and the 11 5/8% Series B Senior Secured Notes due 2006 (the "SERIES B NOTES" and, together with the Series A Notes, the "NOTES"):

                                    ARTICLE 1

                 DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01.     DEFINITIONS.

      "144A GLOBAL NOTE" means a global note in the form of EXHIBIT A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding aggregate principal amount at maturity of the Notes sold in reliance on Rule 144A.

      "ACCOUNTS RECEIVABLE SUBSIDIARY" means a newly created Wholly Owned Subsidiary of the Company

            (i) which is formed solely for the purpose of, and which engages in no activities other than activities in connection with, financing accounts receivable of the Company and/or its Restricted Subsidiaries;

            (ii) which is designated by the Board of Directors of the Company as an Accounts Receivables Subsidiary pursuant to a Board of Directors' resolution set forth in an Officers' Certificate and delivered to the Trustee;

            (iii) that has total assets at the time of such creation and designation with a book value of $10,000 or less;

            (iv) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (a) is at any time Guaranteed by the Company or any Restricted Subsidiary of the Company, (b) is at any time recourse to or obligates the Company or any other Restricted Subsidiary of the Company in any way, other than pursuant to representations and covenants entered into in the ordinary course of business in connection with the sale of accounts receivable to such Accounts Receivable Subsidiary or (c) subjects any asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations and covenants entered into in the ordinary course of business in connection with sales of accounts receivable;

            (v) with which neither the Company nor any Restricted Subsidiary of the Company has any contract, agreement, arrangement or understanding other than contracts, agreements, arrangements and understandings entered into in the ordinary course of business in connection with sales of accounts receivable in accordance with Section 4.18 hereof and fees payable in the ordinary course of business in connection with servicing accounts receivable; and

            (vi) with respect to which neither the Company nor any Restricted Subsidiary of the Company has any obligation (a) to subscribe for additional shares of Capital Stock or other Equity Interests therein or make any additional capital contribution or similar payment or transfer thereto or (b) to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.

      "ACQUIRED DEBT" means, with respect to any specified Person,

            (i) Indebtedness of any other Person existing at the time such other Person merges with or into or becomes a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and

            (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

      "AFTER-ACQUIRED PROPERTY" means (i) in the case of the Company or any Guarantor, any and all assets or property of the type constituting Collateral acquired after the Issue Date, including any assets or property of the type constituting Collateral acquired by the Company or any Guarantor from a transfer from the Company or a Guarantor and (ii) in the case of any Restricted Subsidiary that is not a Guarantor, any and all assets or property of the type constituting Collateral acquired after the Issue Date, including any assets or property of the type constituting Collateral acquired by such Restricted Subsidiary from a transfer from the Company or any Guarantor. Notwithstanding the foregoing, the term "After-Acquired Property" shall not include any interest in owned Real Property having a Fair Market Value of less than $1,500,000.

      "AGENT" means the Registrar, any Paying Agent or co-registrar.

      "AMEND" means to amend, supplement, restate, amend and restate or otherwise modify; and "amendment" shall have a correlative meaning.

      "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interest in a Global Note, the rules and procedures of the Depositary Euroclear and Clearstream that apply to such transfer or exchange.

      "ASSET" means any asset or property, whether real, personal or mixed, tangible or intangible.

      "ASSET SALE" means

            (i) the Transfer of any assets other than (A) in the ordinary course of business or (B) sales of accounts receivables to an Accounts Receivable Subsidiary in accordance with Section 4.18 (PROVIDED that the Transfer of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of this Indenture described under Section 4.14 hereof and/or the provisions described under
      Section 5.01 hereof and not by the provisions of Section 4.10), and

            (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries

in either case, whether in a single transaction or a series of related transactions

            (a) that have a Fair Market Value in excess of $5.0 million or

            (b)   for net proceeds in excess of $5.0 million.

      Notwithstanding the foregoing, the following will not be deemed to be Asset Sales:

            (i) a Transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another
      Restricted Subsidiary;

            (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

            (iii) a Restricted Payment that is permitted by Section 4.07 hereof; and

            (iv) the sale and leaseback of any assets within 90 days of the acquisition of such assets.

      "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

      "BANKRUPTCY LAW" means Title 11 of the United States Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

      "BOARD OF DIRECTORS" means, with respect to any Person, the board of directors or comparable governing body of such Person.

      "BUSINESS DAY" means any day other than a Legal Holiday.

      "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

      "CAPITAL STOCK" means

           (i)   in the case of a corporation, corporate stock;

           (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; and

           (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).

      "CHANGE OF CONTROL" means the occurrence of any of the following:

           (i) any Transfer (other than by way of merger or consolidation) of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as defined in Section 13(d) of the Exchange Act) or "group" (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Principal and his Related Parties;

           (ii) the adoption of a plan for the liquidation or dissolution of the Company, other than a liquidation or dissolution that results in substantially all of the assets of the Company being held by Holdings;

           (iii) the Company consolidates with, or merges with or into, another "person" (as defined above) or "group" (as defined above) in a transaction or series of related transactions in which the Voting Stock of the Company is converted into or exchanged for cash, securities or other assets, other than any transaction where (A) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and (B) either (1) the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) of the outstanding Voting Stock of the Company immediately prior to such transaction own beneficially, directly or indirectly through one or more Subsidiaries, not less than a majority of the total outstanding Voting Stock of the surviving or transferee corporation immediately after such transaction or (2) if, immediately prior to such transaction the Company is a direct or indirect Subsidiary of any other Person (each such other Person, the "HOLDING COMPANY"), the "beneficial owners" (as defined above) of the outstanding Voting Stock of such Holding Company immediately prior to such transaction own beneficially, directly or indirectly through one or more Subsidiaries, not less than a majority of the outstanding Voting Stock of the surviving or transferee corporation immediately after such transaction;

           (iv) the consummation of any transaction or series of related transactions (including, without limitation, by way of merger or consolidation) the result of which is that any "person" (as defined above) or "group" (as defined above) other than the Principal and his Related Parties becomes the "beneficial owner" (as defined above) of more than 40% of the voting power of the Voting Stock of the Company, or

           (v) during any consecutive two-year period, the first day on which a majority of the members of the Board of Directors of Holdings who were members of the Board of Directors at the beginning of such period are not Continuing Directors.

      "CLEARSTREAM" means Clearstream Banking, Societe Anonyme, Luxembourg.

      "COLLATERAL" means, collectively, all of the assets that are from time to time subject or are required to be subject to the Lien of this Indenture and the Security Documents.

      "COLLATERAL ACCOUNT" means the collateral account established pursuant to this Indenture and the Security Documents.

      "COMMISSION" or "SEC" means the Securities and Exchange Commission.

      "COMPANY" means ALARIS Medical Systems, Inc., as obligor under the Notes.

      "CONSOLIDATED EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, PLUS, to the extent deducted in computing Consolidated Net Income:

           (i) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period;

           (ii)  Consolidated Interest Expense of such Person for such period;

           (iii) depreciation and amortization (including amortization of goodwill and other intangibles) and all other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period; and

           (iv) any extraordinary or non-recurring loss and any net loss realized in connection with either an Asset Sale or the extinguishment of Indebtedness,

      in each case, on a consolidated basis determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

      "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount and deferred financing costs, except as set forth in the proviso to this definition, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, net payments, if any, pursuant to Hedging Obligations and imputed interest with respect to Attributable Debt; PROVIDED, HOWEVER, that in no event shall any amortization of deferred financing cost incurred on or prior to the date of the indenture governing the 9 3/4% Notes in connection with the Existing Credit Facility or any amortization of deferred financing costs incurred in connection with the issuance of the 9 3/4% Notes be included in Consolidated Interest Expense).

      "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that

           (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or (subject to clause (iv) below) a Restricted Subsidiary thereof in cash;

           (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

           (iii) the cumulative effect of a change in accounting principles shall be excluded; and

           (iv) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not, at the date of determination, permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders.

      "CONTESTED COLLATERAL LIEN CONDITIONS" shall mean the following conditions:

           (i) any proceeding instituted contesting such Lien shall conclusively operate to stay the sale or forfeiture of any portion of the Collateral on account of such Lien; and

           (ii) in the event the amount of any such Lien shall exceed $500,000, at the option and upon request of the Trustee, the Company or the applicable Restricted Subsidiary shall maintain cash reserves in an amount sufficient to pay and discharge such Lien and the Trustee's reasonable estimate of all interest and penalties related thereto.

      "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the relevant Person who:

           (i) was a member of such Board of Directors on the date of this Indenture;

           (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or

           (iii) became a member of the Board of Directors as a result of the actions of the Principal; PROVIDED that at the time the Principal took any such action, the Principal was the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) in excess of 50% of the Voting Stock of the Company.

      "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

      "CREDIT AGREEMENTS" means one or more unsubordinated debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), foreign currency hedging arrangements or letters of credit, in each case, as amended or refinanced in whole or in part from time to time.

      "CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

      "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of EXHIBIT A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

      "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

      "DESTRUCTION" means any damage to, loss or destruction of all or any portion of the Collateral. "DESTROYED" shall have a correlative meaning.

      "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, except to the extent such Capital Stock is exchangeable into Indebtedness at the option of the issuer thereof and only subject to the terms of any debt instrument to which such issuer is a party), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, or convertible or exchangeable into

Indebtedness on or prior to the date on which the Notes mature; PROVIDED, HOWEVER, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

      "DOMESTIC SUBSIDIARY" means a Restricted Subsidiary of the Company which is organized under the laws of the United States or any State thereof or the District of Columbia.

      "ELIGIBLE INSTITUTION" means a commercial banking institution that has combined capital and surplus of not less than $100.0 million or its equivalent in foreign currency, whose short-term debt is rated "A-3" or higher according to Standard & Poor's Ratings Group ("S&P") or "P-2" or higher according to Moody's Investor Services, Inc. ("MOODY'S") or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

      "EQUIPMENT" shall have the meaning assigned thereto in the Security Agreement.

      "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

      "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

      "EXISTING CREDIT FACILITY" means that certain credit agreement dated as of November 26, 1996, as amended, among the Company, Holdings, Bankers Trust Company, as administrative agent and syndication agent, Paribas, as documentation agent, and the lenders party thereto.

      "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Restricted Subsidiaries in existence on the date hereof after giving effect to the intended use of proceeds of Notes issued on the Issue Date, until such amounts are repaid, including, without limitation, the 9 3/4% Notes.

      "FAIR MARKET VALUE" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by management of the Company or by the Board of Directors of the Company or a duly authorized committee thereof. Fair Market Value

(other than of any asset with a public trading market) in excess of $5.0 million shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution delivered to the Trustee.

      "FINANCIAL ADVISOR" means an accounting, appraisal or investment banking firm of nationally recognized standing.

      "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated EBITDA of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving PRO FORMA effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, and the application of proceeds from any such incurrence or issuance, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above,

           (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and shall give PRO FORMA effect to the Indebtedness and the Consolidated EBITDA of the Person which is the subject of any such acquisition,

           (ii) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and

           (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

      "FIXED CHARGES" means, with respect to any Person for any period, the sum of

           (i) the Consolidated Interest Expense of such Person for such period; and

           (ii) any interest expense on Indebtedness of another Person that is (A) Guaranteed by the referent Person or one of its Restricted Subsidiaries (whether or not such Guarantee is called upon) or (B) secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Lien is called upon); PROVIDED that with respect to clause (ii)(B), the amount of Indebtedness (and attributable interest expense) shall be equal to the lesser of (a) the principal amount of the Indebtedness secured by the assets of such Person or one of its Restricted Subsidiaries and (b) the Fair Market Value of the assets securing such Indebtedness; and

           (iii) the product of (A) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, TIMES (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

      "FOREIGN SUBSIDIARY" means any Restricted Subsidiary of the Company organized and existing under the laws of any jurisdiction outside of the United States.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, the Securities and Exchange Commission or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time; PROVIDED, HOWEVER, that all reports and other financial information provided by the Company to the Holders of the Notes, the Trustee and/or the Commission shall be prepared in accordance with GAAP, as in effect on the date of such report or other financial information.

      "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of EXHIBIT A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

      "GLOBAL NOTE LEGEND" means the legend set forth in 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

      "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

      "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

      "GUARANTEE OBLIGATIONS" means any principal, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable with respect to the Note Guarantees.

      "GUARANTOR" means

           (i) each Restricted Subsidiary that executes and delivers a Note Guarantee pursuant to the covenant described in Section 4.19 hereof and

           (ii) each Restricted Subsidiary that otherwise executes and delivers a Note Guarantee,

in each case, until such time as such Restricted Subsidiary is released from its Note Guarantee in accordance with the provisions of this Indenture.

      "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under

           (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

           (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates; and

           (iii) indemnity agreements and arrangements entered into in connection with the agreements and arrangements described in clauses
      (i) and (ii).

      "HOLDER" means any registered holder, from time to time, of the Notes.

      "HOLDINGS" means

           (i)   ALARIS Medical, Inc., a Delaware corporation; or

           (ii) if ALARIS Medical, Inc. ceases to either (a) exist or (b) beneficially own, directly or indirectly, in excess of 50% of the Equity Interests of the Company, the ultimate corporate parent of the Company that owns all of the outstanding Equity Interests of the Company either directly or through one or more wholly-owned Subsidiaries; or

           (iii) if there exists no corporate parent of the Company, the Company.

      "IAI GLOBAL NOTE" means the Global Note, if issued, in the form of EXHIBIT A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that, if issued, will be issued in a denomination equal to the outstanding principal amount at maturity of the Notes held by Institutional Accredited Investors.

      "INCUR" means, with respect to any Indebtedness (including Acquired Debt), to create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of such Indebtedness (including Acquired Debt); PROVIDED that

           (i) neither the accrual of interest nor the accretion of original issue discount shall be considered an incurrence of Indebtedness, and

           (ii) the assumption of Indebtedness by the surviving entity of a transaction permitted by the last sentence of Section 5.01 hereof in existence at the time of such transaction shall not be deemed to be an incurrence of Indebtedness. The term "INCURRENCE" has a corresponding meaning.

      "INDEBTEDNESS" means, with respect to any Person without duplication, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any asset, except any such balance that constitutes an accrued expense or trade payable, or representing any Hedging Obligations if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person), the maximum fixed repurchase price of Disqualified Stock issued by such Person and the liquidation preference of preferred stock issued by such Person, in each case if held by any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company, and, to the extent not otherwise included, the Guarantee by such Person of any such indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be:

           (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and

           (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

      "INDENTURE" means this Indenture, as amended or supplemented from time to time.

      "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

      "INITIAL SALE" means the first transaction in which accounts receivable are sold by the Company and/or its Restricted Subsidiaries to an Accounts Receivable Subsidiary.

      "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

      "INSTRUMENT CONTRACT" means any contract or agreement to which the Company or any of its Restricted Subsidiaries is a party pursuant to which the other party to any such contract or agreement acquires on behalf of itself or another party instruments from the Company or such Restricted Subsidiary at no or reduced initial cost by paying a premium (a portion of which is recorded by the Company in accordance with GAAP as interest income) for subsequent purchases of disposable administration sets.

      "INSURANCE CERTIFICATE" shall mean a certificate evidencing the policies, coverages and other requirements described in Section 4.22 hereof (i) in substantially the form commonly known as "ACORD 27" that (A) provides that the insurance has been issued, is in full force and effect, and conveys all the rights and privileges afforded under the insurance policies required pursuant to
Section 4.22 hereof, (B) provides an unequivocal obligation to give notice in advance to additional interested parties of termination and notification in advance of changes and (C) purports to convey all the privileges of the insurance policies required pursuant to Section 4.22 hereof to the certificate holders and (ii) that otherwise complies with the requirements with respect thereto set forth in Section 4.22 hereof.

      "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; PROVIDED that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company, or any Restricted Subsidiary of the Company issues Equity Interests, such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale, disposition or issuance equal to the Fair Market Value of the Equity Interests of such Person held by the Company or such Restricted Subsidiary immediately following any such sale, disposition or issuance.

      "ISSUE DATE" means the date on which Notes are first issued under this Indenture.

      "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

      "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

      "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

      "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to
Section 4 of the Registration Rights Agreement.

      "MARKETABLE SECURITIES" means

           (i)   Government Securities,

           (ii) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution or any lender under the Credit Agreement,

           (iii) commercial paper maturing not more than 270 days after the date of acquisition of an issuer (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "A-2" or higher according to S&P or "P-2" or higher according to Moody's or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments,

           (iv) any bankers acceptances or money market deposit accounts issued by an Eligible Institution, and

           (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above.

      "MORTGAGE" means in the case of owned Real Property located in the United States, each mortgage instrument (or deed of trust) and assignment of leases and rents, substantially in the form of EXHIBIT G (including such changes to such form as may be necessary or desirable to conform to applicable local laws or customs regarding property in the jurisdiction where such instrument is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

      "MORTGAGEE" shall mean the "mortgagee" or the "beneficiary" as such loan term shall be defined in any Mortgage.

      "MORTGAGED PROPERTY" means any Real Property that is subject to a Mortgage.

      "MORTGAGOR" shall mean the "mortgagor" or the "grantor" as such term shall be defined in any Mortgage..

      "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however,

           (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, and

           (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

      "NET INSURANCE PROCEEDS" means the insurance proceeds (excluding liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it) actually received by the Company or any Restricted Subsidiary as a result of damage to, or the loss, destruction or condemnation of, all or any portion of the Collateral, less collection costs, including fees and expenses of attorneys and insurance adjusters paid by the Company or any Restricted Subsidiary.

      "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, amounts required to be applied to the repayment of Indebtedness (other than long-term Indebtedness of a Restricted Subsidiary of such Person and Indebtedness under any Credit Agreement) secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

      "9 3/4% NOTES" means the 9 3/4% Senior Subordinated Notes due 2006 of the Company issued pursuant to an indenture dated November 26, 1996, as supplemented, among the Company, IMED International Trading Corp., IVAC Overseas Holdings Inc. and United States Trust Company of New York, as trustee.

      "NON-RECOURSE DEBT" means Indebtedness

           (i) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

           (ii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that in no event shall Indebtedness of any Unrestricted Subsidiary fail to be Non-Recourse Debt solely as a result of any default provisions contained in a Guarantee thereof by the Company or any of its Restricted Subsidiaries if the Company or such Restricted Subsidiary was otherwise permitted to incur such Guarantee pursuant to this Indenture.

      "NON-U.S. PERSON" means a Person who is not a U.S. Person.

      "NOTE CUSTODIAN" means the Trustee, as custodian for the Depository with respect to the Notes in global form, or any successor entity thereto.

      "NOTES" means the Company's Series A Notes and Series B Notes.

      "OBLIGATIONS" means any principal, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "OFFERING MEMORANDUM" means the Offering Memorandum, dated October 11, 2001, relating to the offering of the Notes.

      "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

      "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, delivered to the Trustee that meets the requirements of
Section 13.05 hereof.

      "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section
13.05 hereof. The counsel may be an employee of or counsel to the Company.

      "PARTICIPANT" means, with respect to DTC, Euroclear or Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

      "PARTICIPATING BROKER-DEALER" has the meaning set forth in the Registration Rights Agreement.

      "PERMITTED BUSINESS" means:

           (i) the same or a similar line of business as the Company and its Restricted Subsidiaries are engaged in on the date hereof, and

           (ii) such business activities as are complementary to or are incidental, ancillary or related to the foregoing.

      "PERMITTED COLLATERAL LIENS" means

           (i) Liens on assets of a Person merged with or into or consolidated with the Company or any Guarantor after the Issue Date existing at the time such Person is merged with or into or consolidated with the Company or any Guarantor; PROVIDED that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation and do not extend to any assets of the Company or any Guarantor other than the assets of such Person acquired in such merger or consolidation;

           (ii) Liens on assets of a Person that becomes a Guarantor after the Issue Date existing at the time such Person becomes a Guarantor; PROVIDED that such Liens were not incurred in connection with, or in contemplation of, such Person becoming a Guarantor and do not extend to any assets of the Company or any Guarantor;

           (iii) Liens on assets acquired after the Issue Date existing at the time of acquisition thereof by the Company or any Guarantor; PROVIDED that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Company or any Guarantor other than the specific assets so acquired;

           (iv) Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; PROVIDED that (A) a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor, (B) the Contested Collateral Lien Conditions shall at all times be satisfied and (C) such Liens relating to statutory obligations, surety or appeal bonds or performance bonds shall only extend to or cover cash and Marketable Securities not in the Collateral Account;

           (v) Liens existing on the date hereof to the extent permitted by the applicable Security Documents;

           (vi) Liens for taxes, assessments or governmental charges or claims or other like statutory Liens, in any case incurred in the ordinary course of business, that do not secure Indebtedness for borrowed money and (A) that are not yet delinquent or (B) that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED that (1) any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor and (2) the Contested Collateral Lien Conditions shall at all times be satisfied;

           (vii) Liens to secure Indebtedness (including Capital Lease Obligations) of the type described in clause (iii)(A) of the second paragraph of Section 4.09 hereof covering only the assets acquired with such Indebtedness;

           (viii) Liens securing Indebtedness incurred to refinance Indebtedness secured by the Liens of the type described in clauses (i), (ii), (iii) and
      (v) of this definition; PROVIDED that (A) any such Lien shall not extend to or cover any assets not securing the Indebtedness so refinanced and (B) the refinancing Indebtedness secured by such Lien shall have been permitted pursuant to clause (v) of the second paragraph of Section 4.09 hereof;

           (ix) Liens in favor of the Trustee to secure the performance of the Company and the Guarantors under this Indenture, the Notes, the Note Guarantees and the Security Documents;

           (x) (A) Liens in the form of zoning restrictions, easements, licenses, reservations, covenants, conditions or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) that do not (1) secure Indebtedness or (2) individually or in the aggregate materially impair the value or marketability of the real property affected thereby or the occupation, use and enjoyment in the ordinary course of business of the Company and the Guarantors at such real property and (B) with respect to leasehold interests in real property, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of such leased property encumbering the landlord's or owner's interest in such leased property;

           (xi) Liens in the form of pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Company or any Guarantor is a party, in each case, made in the ordinary course of business for amounts (A) not yet due and payable or (B) being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; PROVIDED that (1) a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor, (2) the Contested Collateral Lien Conditions shall at all times be satisfied and (3) such Liens shall in no event encumber any Collateral other than cash and Marketable Securities not in the Collateral Account;

           (xii) Liens resulting from operation of law with respect to any judgments, awards or orders to the extent that such judgments, awards or orders do not cause or constitute a Default under this Indenture; PROVIDED that any such Liens in an amount in excess of $500,000 on Mortgaged Property shall be paid, discharged, bonded or stayed prior to the sale or forfeiture of any portion of such Collateral on account of such Liens;

           (xiii) Liens in the form of licenses, leases or subleases granted or created by the Company or any Guarantor, which licenses, leases or subleases (A) do not interfere, individually or in the aggregate, in any material respect with the business of the Company or such Guarantor or individually or in the aggregate materially impair the use (for its intended purpose) or the value of the property subject thereto and (B) to the extent relating to Mortgaged Property are subordinate to the Lien granted and evidenced by the Security Documents in accordance with the provisions thereof; PROVIDED that any such Lien shall not extend to or cover any assets of the Company or any Guarantor that is not the subject of any such license, lease or sublease;

           (xiv) Liens securing Hedging Obligations permitted to be incurred under this Indenture; PROVIDED that such Liens shall only extend to or cover cash and Marketable Securities not in the Collateral Account in an aggregate amount not to exceed $20,000,000 at any time outstanding;

           (xv) Liens in favor of the Company or any Guarantor; PROVIDED that any Liens of the type described in this clause (xv) shall be subject to the Lien granted and evidenced by the Security Documents;

           (xvi) Liens incurred in the ordinary course of business of the Company or any Guarantor with respect to obligations that do not exceed $1,500,000 in the aggregate at any one time outstanding (a) that are not yet delinquent or (b) that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED that (i) any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor and
      (ii) the Contested Collateral Lien Conditions shall at all times be satisfied;

           (xvii) Liens in favor of the lessee on medical instruments or other medical devices which are the subject of leases entered into in the ordinary course of business; PROVIDED that no such Lien shall extend to or cover any assets of the Company or any Guarantor that are not the subject of any such lease;

           (xviii) Liens in favor of the contracting party, assignee or purchaser on medical instruments or other medical devices which are the subject of Instrument Contracts entered into in the ordinary course of business; PROVIDED that no such Lien shall extend to or cover any assets of the Company or any Guarantor that are not the subject of any such Instrument Contract; and

           (xix) Liens on fixtures or personal property granted to landlords pursuant to leases to the extent that such Liens are not yet due and payable; PROVIDED that (i) with respect to any such Liens in existence on the date hereof, the Company or any applicable Guarantor has used its commercially reasonable efforts to obtain a landlord lien waiver reasonably satisfactory to the Trustee and (ii) with respect to any leases entered into after the date hereof, the Company or any applicable Guarantor shall use its commercially reasonable efforts to
      (x) enter into a lease that does not grant a Lien on fixtures or personal property in favor of the landlord thereunder or (y) obtain a landlord lien waiver reasonably satisfactory to the Trustee;

PROVIDED, HOWEVER, that no Liens shall be permitted to exist, directly or indirectly, on any Securities Collateral (as defined in the Security Agreement).

      "PERMITTED INVESTMENTS" means

           (i) Investments in the Company or in a Guarantor (including, without limitation, Guarantees of the Indebtedness and/or other Obligations of the Company and/or any Guarantor, so long as such Indebtedness and/or other Obligations are permitted under this Indenture);

           (ii)  Investments in Marketable Securities;

           (iii) Investments by the Company or any Restricted Subsidiary of the Company in, or the purchase of the securities of, a Person if, as a result of such Investment, (A) such person becomes a Guarantor or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Guarantor;

           (iv) Investments in accounts and notes receivable acquired in the ordinary course of business;

           (v) Investments in connection with the sale of medical instruments pursuant to Instrument Contracts or any leasing of medical instruments in the ordinary course of business;

           (vi) any non-cash consideration received in connection with an Asset Sale that complies with Section 4.10 hereof;

           (vii) Investments in connection with Hedging Obligations permitted to be incurred under Section 4.09 hereof;

           (viii) loans to employees in an aggregate amount not to exceed $1.0 million at any time outstanding;

           (ix) Investments in an Accounts Receivable Subsidiary received in consideration of sales of accounts receivable in accordance with Section
      4.18 hereof;

           (x) Investments existing on the Issue Date in Restricted Subsidiaries and any substitutions or replacements of any such Investment so long as the aggregate amount of such Investment is not increased by such substitution or replacement;

           (xi) additional Investments in Foreign Subsidiaries in an aggregate amount not to exceed $30.0 million at any time outstanding; and

           (xii) additional Investments in an aggregate amount not to exceed $1.0 million at any time outstanding.

      "PERMITTED LIENS" means

           (i) Liens on assets of the Company and its Subsidiaries securing
      (A) any Credit Agreement, (B) Indebtedness of any Restricted Subsidiary that is not a Guarantor, which Indebtedness is permitted to be incurred pursuant to Section 4.09 hereof, or (C) Hedging Obligations permitted to be incurred under this Indenture;

           (ii) Liens in favor of the Company or any of its Restricted Subsidiaries;

           (iii) Liens on assets of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; PROVIDED that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation and do not extend to any assets of the Company or any Restricted Subsidiary of the Company other than the assets acquired in such merger or consolidation;

           (iv) Liens on assets of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company; PROVIDED that such Liens were not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and do not extend to any assets of the Company or any other Restricted Subsidiary of the Company;

           (v) Liens on assets existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; PROVIDED that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Company or any of its Restricted Subsidiaries other than the assets so acquired;

           (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor;

           (vii) Liens existing as of the date hereof;

           (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

           (ix) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iii) of the second paragraph of
      Section 4.09 hereof covering only the assets acquired with such Indebtedness or the assets which are the subject of the sale and leaseback transaction, as the case may be;

           (x) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations not constituting Indebtedness for borrowed money that do not exceed $5.0 million in the aggregate at any one time outstanding;

           (xi) Liens securing Indebtedness incurred to refinance Indebtedness that has been secured by a Lien permitted under this Indenture; PROVIDED that (a) any such Lien shall not extend to or cover any assets not securing the Indebtedness so refinanced and (b) the refinancing Indebtedness secured by such Lien shall have been permitted to be incurred under Section 4.09 hereof;

           (xii) Liens in favor of the lessee on medical instruments or other medical devices which are the subject of leases entered into in the ordinary course of business; PROVIDED that any such Lien shall not extend to or cover any assets of the Company and its Restricted Subsidiaries that is not the subject of any such lease;

           (xiii) Liens in favor of the contracting party, assignee or purchaser on medical instruments or other medical devices which are the subject of Instrument Contracts entered into in the ordinary course of business; PROVIDED that any such Lien shall not extend to or cover any assets of the Company and its Restricted Subsidiaries that are not the subject of any such Instrument Contract;

           (xiv) Liens to secure Attributable Debt that is permitted to be incurred pursuant to Section 4.13 hereof; PROVIDED that any such Lien shall not extend to or cover any assets of the Company other than the assets which are the subject of the sale and leaseback transaction in which the Attributable Debt is incurred;

           (xv) Liens in favor of the Trustee to secure the performance of the Company and the Guarantors under this Indenture, the Notes, the Note Guarantees and the Security Documents;

           (xvi) Liens on fixtures or personal property granted to landlords pursuant to leases to the extent that such Liens are not yet due and payable;

           (xvii) (a) Liens in the form of zoning restrictions, easements, licenses, reservations, covenants, conditions or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) that do not (i) secure Indebtedness or (ii) individually or in the aggregate materially impair the value or marketability of the real property affected thereby or the occupation, use and enjoyment in the ordinary course of business of the Company and the Restricted Subsidiaries at such real property and (b) with respect to leasehold interests in real property, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of such leased property encumbering the landlord's or owner's interest in such leased property;

           (xviii) Liens in the form of pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Company or any Restricted Subsidiary is a party, in each case, made in the ordinary course of business for amounts (a) not yet due and payable or (b) being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

           (xix) Liens resulting from operation of law with respect to any judgments, awards or orders to the extent that such judgments, awards or orders do not cause or constitute a Default; and

           (xx) Liens in the form of licenses, leases or subleases granted or created by the Company or any Restricted Subsidiary, which Liens do not interfere, individually or in the aggregate, in any material respect with the business of the Company or such Restricted Subsidiary; PROVIDED that any such Lien shall not extend to or cover any assets of the Company and its Restricted Subsidiaries that are not the subject of any such license, lease or sublease.

      "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refinance other Indebtedness of the Company or any of its Restricted Subsidiaries; PROVIDED that:

           (i) the principal amount of such Permitted Refinancing
      Indebtedness does not exceed the principal amount of the Indebtedness so refinanced (plus the amount of reasonable expenses incurred in connection therewith);

           (ii) such Permitted Refinancing Indebtedness has a final maturity date at least as late as the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being refinanced;

           (iii) if the Indebtedness being refinanced is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being refinanced; and

           (iv) such Indebtedness is incurred by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being refinanced.

      "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

      "PLEDGOR" means each of the Company and the Guarantors, from time to time, party to any of the Security Documents executed on the date hereof and each other party that becomes a pledgor, mortgagor, transferor or assignor under any Security Document.

      "PRINCIPAL" means Jeffry M. Picower.

      "PRIOR LIENS" has the meaning ascribed to that term in the applicable Security Document.

      "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

      "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Stock.

      "REAL PROPERTY" means any interest in any real property or any portion thereof whether owned in fee or leased or otherwise owned.

      "REFINANCE" means to refinance, repay, replace, renew, extend, refund or restructure.

      "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date hereof, by and among the Company, UBS Warburg LLC and Bear, Stearns & Co. Inc., as such agreement may be amended, modified or supplemented from time to time.

      "REGULATION S" means Regulation S promulgated under the Securities Act.

      "REGULATION S GLOBAL NOTE" means a global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Rule 904 of Regulation S.

      "RELATED PARTY" means, with respect to the Principal,

            (i)   any spouse or immediate family member of the Principal or

            (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding (directly or through one or more Subsidiaries) an 80% or more controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (i).

      "REPLACEMENT ASSETS" means

            (i)   a business permitted by Section 4.17 hereof,

            (ii) a controlling equity interest in any Person engaged in a line of business permitted by Section 4.17 hereof, or

            (iii) tangible assets, product distribution rights or intellectual property or rights thereto used in a line of business permitted by Section
      4.17 hereof.

      "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

      "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend.

      "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

      "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      "RULE 144" means Rule 144 promulgated under the Securities Act.

      "RULE 144A" means Rule 144A promulgated under the Securities Act.

      "RULE 903" means Rule 903 promulgated under the Securities Act.

      "RULE 904" means Rule 904 promulgated under the Securities Act.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SECURITY AGREEMENT" means that certain security agreement, between the Company, certain Subsidiaries of the Company from time to time party thereto, and the Trustee, as collateral agent, substantially in the form of EXHIBIT F hereto.

      "SECURITY DOCUMENTS" mean, collectively,

            (i)   the Security Agreement, and

            (ii) all security agreements, mortgages, deeds of trust, pledges, collateral assignments and other agreements or instruments evidencing or creating any security interest or loan in favor of the Trustee on behalf of itself and the Holders in any or all of the Collateral, including, without limitation, (1) a Mortgage executed by the Company in favor of the Trustee relating to the Company's owned Real Property located Granville County, North Carolina and (2) such foreign pledge agreements as may be executed pursuant to the Security Documents, in each case as amended from time to time in accordance with their terms.

      "SECURITY INTERESTS" means the Liens on the Collateral created by the Security Documents in favor of the Trustee, for its benefit and for the benefit of the Holders.

      "SERIES A NOTES" means the Company's 11-5/8% Series A Senior Secured Notes due 2006 issued pursuant to this Indenture.

      "SERIES B NOTES" means the Company's 11-5/8% Series B Senior Secured Notes due 2006 issued pursuant to this Indenture in an Exchange Offer or upon the request of any holder of Series A Notes covered by a Shelf Registration Statement, in exchange for such Series A Notes.

      "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

      "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

      "SUBSIDIARY" means, with respect to any Person,

            (i) any corporation, association or other business entity of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and

            (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
      (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof);

PROVIDED, HOWEVER, that the Accounts Receivable Subsidiary and its Subsidiaries shall not be deemed Subsidiaries of the Company or any of its other Subsidiaries.

      "SURVEY" means a survey of any parcel of owned Real Property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state or province in which such Real Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof (unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Real Property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery), (iii) certified by the surveyor in a manner reasonably acceptable to the title company providing title insurance in respect of the Liens granted under the Mortgages and (iv) complying in all respects with the minimum detail requirements of the American Land Title Association, or local equivalent, as such requirements are in effect on the date of preparation of such survey, or that is otherwise reasonably acceptable to the Trustee (giving consideration to the applicable transaction).

      "TAKING" means any taking of all or any portion of the Collateral by condemnation or other eminent domain proceedings, pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of all or any portion of the Collateral by any governmental authority, civil or military, or any sale pursuant to the exercise by any such governmental authority of any right which it may then have to purchase or designate a purchaser or to order a sale of all or any portion of the Collateral. "TAKEN" shall have a correlative meaning.

      "TAXES" means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest, expenses and other liabilities related thereto), levied, imposed or assessed by or on behalf of any taxing authority.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

      "TRANSFER" means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by sale and leaseback transaction, consolidation, merger, liquidation, dissolution or otherwise, in one transaction or a series of transactions.

      "TRUST MONIES" means all cash and Marketable Securities received by the Trustee

            (i) upon the release of Collateral from the Lien of this Indenture or the Security Documents, including all Net Proceeds and all monies received in respect of the principal of all purchase money, governmental and other obligations;

            (ii) as compensation for or proceeds of the sale of all or any part of the Collateral taken by eminent domain or purchased by or sold pursuant to any order of a governmental authority or otherwise disposed of;

            (iii) as Net Insurance Proceeds;

            (iv)  pursuant to the Security Documents;

            (v) as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to this Indenture or any of the Security Documents or otherwise; or

           (vi) for application as provided in the relevant provisions of this Indenture or any Security Document or which disposition is not otherwise specifically provided for in this Indenture or in any Security Document; PROVIDED, HOWEVER, that Trust Monies shall in no event include any asset deposited with the Trustee for any redemption, legal defeasance or covenant defeasance of Notes, for the satisfaction and discharge of this Indenture or to pay the purchase price of Notes pursuant to a Change of Control Offer or Asset Sale Offer.

      "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

      "UCC" means the Uniform Commercial Code in effect in the applicable jurisdiction.

      "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

      "UNRESTRICTED GLOBAL NOTE" means a permanent Global Note in the form of EXHIBIT A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

      "UNRESTRICTED SUBSIDIARY" means any Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary

            (i)   has no Indebtedness other than Non-Recourse Debt;

            (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that would be obtained at the time from Persons who are not Affiliates of the Company;

            (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

            (iv) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

      Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant from the date of such incurrence).

      The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

            (i)   such Indebtedness is permitted under Section 4.09 hereof; and

            (ii) no Default or Event of Default would be in existence following such designation.

      "U.S. PERSON" means a U.S. person as defined in Rule 902 under the Securities Act.

      "VOTING STOCK" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

      "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

            (i) the then outstanding principal amount of such Indebtedness into

            (ii) the total of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

      "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

      "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.     OTHER DEFINITIONS.

                                                            DEFINED IN
         TERM                                                 SECTION
         ----                                               ----------
         "ACCELERATION NOTICE".........................       6.02
         "AFFILIATE TRANSACTION".......................       4.11
         "ASSET SALE OFFER"............................       4.10
         "AUTHENTICATION ORDER"........................       2.02
         "CHANGE OF CONTROL OFFER".....................       4.14
         "CHANGE OF CONTROL PAYMENT"...................       4.14
         "CHANGE OF CONTROL PAYMENT DATE"..............       4.14
         "COVENANT DEFEASANCE".........................       8.03
         "DTC".........................................       2.03
         "EVENT OF DEFAULT"............................       6.01
         "EXCESS PROCEEDS".............................       4.10
         "FINANCIER"...................................       4.18
         "GUARANTEED INDEBTEDNESS".....................       4.19
         "LEGAL DEFEASANCE"............................       8.02
         "NOTE GUARANTEE"..............................       4.19
         "OFFER AMOUNT"................................       3.09
         "OFFER PERIOD"................................       3.09
         "PAYING AGENT"................................       2.03
         "PAYMENT DEFAULT".............................       6.01
         "PROMISSORY NOTE".............................       4.18
         "PURCHASE DATE"...............................       3.09
         "REGISTRAR"...................................       2.03
         "RELEASE NOTICE"..............................      10.04(a)


                                       -30-

         "RELEASED INTERESTS"..........................      10.04
         "RESTRICTED PAYMENTS".........................       4.07
         "VALUATION DATE"..............................      10.04(a)

SECTION 1.03.     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "INDENTURE SECURITIES" means the Notes;

      "INDENTURE SECURITY HOLDER" means a Holder of a Note;

      "INDENTURE TO BE QUALIFIED" means this Indenture;

      "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

      "OBLIGOR" on the Notes means the Company, each Guarantor and any successor obligor upon the Notes.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.     RULES OF CONSTRUCTION.

      Unless the context otherwise requires:

            (a)   a term has the meaning assigned to it;

            (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (c)   "or" is not exclusive;

            (d) words in the singular include the plural, and in the plural include the singular;

            (e)   provisions apply to successive events and transactions;

            (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time; and

            (g) For purposes of making any determination of any amount under any single definition set forth in Section 1.01 hereof, such determination shall be made without double counting of any item; provided that with respect to the definition of "Fixed Charge Coverage Ratio" it shall not be deemed to be double counting if an item is included in the calculation of each of "Consolidated EBITDA" and "Fixed Charges."


                                    ARTICLE 2

                                    THE NOTES


SECTION 2.01.     FORM AND DATING.

      (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

      The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provisions of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

      (b) GLOBAL NOTES. Notes issued in global form shall be substantially in the form of EXHIBIT A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in the form of Definitive Note shall be substantially in the form of EXHIBIT A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount at maturity of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount at maturity of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount at maturity of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by
Section 2.06 hereof. Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of a 144A Global Note, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Global Note, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Unrestricted Global Notes shall be issued initially in accordance with Sections 2.06(b)(iv), 2.06(d)(ii) and 2.06(f), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee as hereinafter provided.

      (c) EUROCLEAR AND CLEARSTREAM PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Bank" and "Customer Handbook" of Clearstream shall be applicable to interests in the Regulation S Global Note that are held by the Participants through Euroclear or Clearstream.

SECTION 2.02.     EXECUTION AND AUTHENTICATION.

      Two Officers shall sign the Notes for the Company by manual or facsimile signature.

      If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

      A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee shall, upon a written order of the Company signed by two Officers (the "AUTHENTICATION ORDER"), authenticate Notes for issuance up to the aggregate principal amount stated in paragraph 4 of the Notes. The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Series B Notes for original issuance in exchange for a like principal amount of Series A Notes exchanged in the Exchange Offer or otherwise exchanged for Series A Notes pursuant to the terms of the Registration Rights Agreement. The aggregate principal amount of the Notes outstanding at any time may not exceed such amount except as provided in
Section 2.07 hereof.

      The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Holders or an Affiliate of the Holders.

SECTION 2.03.     REGISTRAR AND PAYING AGENT.

      The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and (ii) an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

      The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04.     PAYING AGENT TO HOLD MONEY IN TRUST.

      The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company or any Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.     HOLDERS LISTS.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company or any Guarantor shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06.     TRANSFER AND EXCHANGE.

      (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global

Note may not be exchanged for another Note other than as provided in this
Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (d) hereof.

      (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN GLOBAL NOTES. The transfer and exchange of beneficial interests in a Global Note shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

            (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

           (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

          (iii) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global
      Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                  (A) if the transferee will take delivery in the form of a
            beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (1) thereof;

                  (B) if the transferee will take delivery in the form of a
            beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (2) thereof; and

                  (C) if the transferee will take delivery in the form of a
            beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

           (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN THE UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Series B Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of EXHIBIT C hereto, including the certifications in item (1)(a) thereof; or

                        (2) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of EXHIBIT B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

      If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

      Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

      (c)   TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE
NOTES.

            (i) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted
            Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of EXHIBIT C hereto, including the certifications in item
            (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a
            Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to an
            Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such beneficial interest is being transferred to the
            Company or any of its Subsidiaries, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item
            (3)(b) thereof; or

                  (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(c) thereof,

      the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
      Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

           (ii) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Series B Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of EXHIBIT C hereto, including the certifications in item
                  (1)(b) thereof; or

                        (2) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of EXHIBIT B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(c)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
      Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

      (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS IN GLOBAL NOTES.

            (i) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of EXHIBIT C hereto, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications, certificates and Opinion of Counsel required by item
            (3) thereof, if applicable;

                  (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item
            (3)(b) thereof; or

                  (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(c) thereof,

      the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause
      (A) above, the appropriate Restricted Global Note, in the case of clause
      (B) above, the 144A Global Note, in the case of clause (c) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

           (ii) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Series B Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the Holder of such Definitive Notes proposes to
                  exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of EXHIBIT C hereto, including the certifications in item (1)(c) thereof; or

                        (2) if the Holder of such Definitive Notes proposes to
                  transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of EXHIBIT B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (iii) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

      If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

      (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

            (i) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (1) thereof;

                  (B) if the transfer will be made pursuant to Rule 903 or Rule
            904, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (2) thereof; and

                  (C) if the transfer will be made pursuant to any other
            exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

           (ii) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Series B Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) any such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a Participating
            Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the Holder of such Restricted Definitive Notes
                  proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of EXHIBIT C hereto, including the certifications in item (1)(d) thereof; or

                        (2) if the Holder of such Restricted Definitive Notes
                  proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of EXHIBIT B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

      (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Series B Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

      (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

            (i)   PRIVATE PLACEMENT LEGEND.

                  (A) Except as permitted by subparagraph (B) below, each Global
            Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

      "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE `SECURITIES ACT'), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF, IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

      THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO (A) OFFER, SELL, PLEDGE, OR OTHERWISE TRANSFER THIS SECURITY ONLY (1) TO ALARIS (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A `QUALIFIED INSTITUTIONAL BUYER' AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL `ACCREDITED INVESTOR' WITHIN THE MEANING OF SUBPARAGRAPH
      (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF ALARIS SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVI-

      DENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                  (B) Notwithstanding the foregoing, any Global Note or
            Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii),
            (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this
            Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

           (ii) GLOBAL NOTE LEGEND. Each Global Note shall bear a legend in substantially the following form:

            "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

      (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other
Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

      (i) GENERAL PROVISIONS RELATING TO ALL TRANSFERS AND EXCHANGES. (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

           (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

           (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

            (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

           (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

         (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07.     REPLACEMENT NOTES.

      If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

      Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.     OUTSTANDING NOTES.

      The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or any Guarantor or an Affiliate of the Company or any Guarantor holds the Note.

      If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

      If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

      If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.     TREASURY NOTES.

      In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be disregarded.

SECTION 2.10.     TEMPORARY NOTES.

      Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee upon receipt of an Authentication Order shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall upon receipt of a written order of the Company signed by two Officers authenticate definitive Notes in exchange for temporary Notes.

      Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.     CANCELLATION.

      The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to it for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.     RECORD DATE.

      The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA
Section 316(c).

SECTION 2.13.     DEFAULTED INTEREST.

      If the Company or any Guarantor defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or upon the written request of the Company, the Trustee, in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.14.     COMPUTATION OF INTEREST.

      Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.15.     CUSIP NUMBER.

      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon. The Company will promptly notify the Trustee of any change in the CUSIP number.



                                    ARTICLE 3

                            REDEMPTION AND PREPAYMENT


SECTION 3.01.     NOTICES TO TRUSTEE.

      If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, unless a shorter period is acceptable to the Trustee, an Officers' Certificate setting forth (i) the clause Section 3.07 pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

      If the Company is required to make an offer to purchase Notes pursuant to the provisions of Sections 3.09 or 4.14 hereof, it shall furnish to the Trustee, at least 45 days before the scheduled purchase date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the purchase price,
(iv) the principal amount of the Notes to be purchased, (v) the purchase date, and (vi) further setting forth a statement to the effect that (a) the Company or one of its Restricted Subsidiaries has effected an Asset Sale and there are Excess Proceeds aggregating more than $15.0 million and the amount of such Excess Proceeds or (b) a Change of Control has occurred, as applicable.

SECTION 3.02.     SELECTION OF NOTES TO BE PURCHASED OR REDEEMED.

      If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

      The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in principal amounts at maturity of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.     NOTICE OF REDEMPTION.

      At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

      The notice shall identify the Notes to be redeemed and shall state:

            (a)   the redemption date;

            (b) the redemption price and accrued interest and Liquidated Damages, if any;

            (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

            (d)   the name and address of the Paying Agent;

            (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (f) that, unless the Company defaults in making such redemption payment, interest and Liquidated Damages, if any, on Notes called for redemption cease to accrue on and after the redemption date;

            (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

            (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

      At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter period as shall be acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

SECTION 3.04.     EFFECT OF NOTICE OF REDEMPTION.

      Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, plus accrued and unpaid interest and Liquidated Damages, if any, to such date. A notice of redemption may not be conditional.

SECTION 3.05.     DEPOSIT OF REDEMPTION OR PURCHASE PRICE.

      On or before 12:00 p.m. (New York City time) on each redemption date or the date on which Notes must be accepted for purchase pursuant to Section 3.09 or 4.14, the Company shall deposit with the Trustee or with the Paying Agent, in immediately available funds, money sufficient to pay the redemption price of and accrued and unpaid interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company upon its written request any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of (including any applicable premium), accrued interest on and Liquidated Damages, if any, all Notes to be redeemed or purchased.

      If Notes called for redemption or tendered in an Asset Sale Offer or Change of Control Offer are paid or if the Company has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, unpaid and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased, on and after the redemption or purchase date, interest and Liquidated Damages, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption or tendered and not withdrawn in an Asset Sale Offer or Change of Control Offer (regardless of whether certificates for such securities are actually surrendered). If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, and Liquidated Damages, if any, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06.     NOTES REDEEMED OR PURCHASED IN PART.

      Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or purchased portion of the Note surrendered.

SECTION 3.07.     OPTIONAL REDEMPTION.

      (a) Except as provided in the next paragraph, the Notes shall not be redeemable at the Company's option prior to December 1, 2005. Thereafter, the Notes shall be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption price equal to 105.813% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date.

      (b) Notwithstanding the foregoing, on or prior to December 1, 2003, the Company, on one or more occasions, may redeem up to 35% in aggregate principal amount of Notes at a redemption price equal to 111.625% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, with the net cash proceeds of one or more public or private offerings of common stock of Holdings or the Company; PROVIDED that (1) in the case of an offering by Holdings, Holdings shall have contributed such net cash proceeds to the Company as a common equity contribution; (2) at least 65% in aggregate principal amount of the Notes remain outstanding immediately after the occurrence of each such redemption; and (3) such redemption occurs within 90 days of the date of the closing of any such public or private offering.

      (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08.     MANDATORY REDEMPTION.

      Except as set forth under Section 4.14 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09.     OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

      In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below:

      The Asset Sale Offer shall remain open for a period of twenty (20) Business Days after the commencement date relating to such Asset Sale Offer, except to the extent that a longer period is required by applicable law (as so extended, the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Sections 3.02 and 4.10 hereof (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.

      If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest, if any, shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

      On the commencement date of any Asset Sale Offer, the Company shall send or cause to be sent, by first class mail, a notice to the Trustee and each of the Holders. Such notice, which shall govern the terms of the Asset Sale Offer, shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer and shall state:

            (a) that the Asset Sale Offer is being made pursuant to this Section
      3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

            (b)   the Offer Amount, the purchase price and the Purchase
      Date;

            (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

            (d) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Liquidated Damages, if any, after the Purchase Date;

            (e) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice not later than the close of business on the last day of the Offer Period;

            (f) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the last day of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

            (g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

            (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

      On or before 12:00 p.m. (New York City time) on each Purchase Date, the Company shall irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate pur-chase price with respect to a principal amount of Notes equal to the Offer Amount, together with accrued and unpaid interest thereon, to be held for payment in accordance with the terms of this Section 3.09. On the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, (ii) deliver or cause the Paying Agent or Depositary, as the case may be, to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than three (3) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, plus any accrued and unpaid interest thereon, and the Company shall promptly issue a new Note, and the Trustee, shall authenticate and mail or deliver such new Note, to such Holder, equal in principal amount to any unpurchased portion of such Holder's Notes surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Asset Sale Offer on the Purchase Date.

      Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01, 3.02, 3.05 and 3.06 hereof.


                                    ARTICLE 4

                                    COVENANTS


SECTION 4.01.     PAYMENT OF NOTES.

      The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, interest and Liquidated Damages, if any, shall be considered paid for all purposes hereunder on the date the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. (New York City time) money deposited by the Company in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, interest and Liquidated Damages, if any, then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

      The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.

SECTION 4.02.     MAINTENANCE OF OFFICE OR AGENCY.

      The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

SECTION 4.03.     REPORTS.

      Whether or not required by the rules and regulations of the Commission so long as any Notes are outstanding, the Company and the Guarantors, if any, shall furnish to the Trustee and the Holders of the Notes the following:

            (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Restricted Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants;

            (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports; and

            (iii) any other information, reports and documents that the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.

in each case, within the time periods specified in the Commission's rules and regulations; PROVIDED that such information and reports need not be furnished to the Holders if they are generally available on the Internet free of charge.

      In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors will, for so long as any Notes remain outstanding, furnish to the Holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company and the Guarantors will also comply with the other provisions of TIA Section 314(a).

      The financial information to be distributed to Holders of Notes shall be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar, within 120 days after the end of each fiscal year of the Company and within 60 days after the end of each of the first three quarters of each such fiscal year. The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information and if requested by the Company the Trustee will deliver such reports to the Holders under this Section 4.03.

SECTION 4.04.     COMPLIANCE CERTIFICATE.

      (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and the Guarantors has kept, observed, performed and fulfilled its obligations under this Indenture (including with respect to any Restricted Payments made during such year, the basis upon which the calculations required by Section 4.07 hereof were computed, which calculations may be based on the Company's latest available financial statements) and the Security Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Security Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture and the Security Documents (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, interest or Liquidated Damages, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

      (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation, reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. In the event that such written statement of the Company's independent public accountants cannot be obtained, the Company shall deliver an Officers' Certificate certifying that it has used its best efforts to obtain such statements and was unable to do so.

      (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.     TAXES.

      The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

SECTION 4.06.     STAY, EXTENSION AND USURY LAWS.

      The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.     RESTRICTED PAYMENTS.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly,

            (i) declare or pay any dividend or make any distribution (including in connection with any merger or consolidation) on account of any Equity Interests of the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary of the Company);

           (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company, any of its Restricted Subsidiaries or any other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company);

          (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated by its terms in right of pay-ment to the Notes or a Note Guarantee, except at the original final maturity thereof or in accordance with the scheduled mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness (but not pursuant to any mandatory offer to repurchase upon the occurrence of any event); or

           (iv)   make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of such Restricted Payment:

            (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

            (B) the Company would, at the time of such Restricted Payment and after giving PRO FORMA effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09; and

            (C) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries from and after January 1, 1997 (excluding Restricted Payments permitted by clauses (ii), (iii), (v), (vi), (viii), (xi), (xii) and
      (xiii) of the next succeeding paragraph), is less than the sum of

                  (1) 50% of the Consolidated Net Income of the Company for the
            period (taken as one accounting period) from January 1, 1997 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, minus 100% of such deficit); PLUS

                  (2) 100% of the aggregate net cash proceeds received by the
            Company from and after January 1, 1997 from the issuance and sale of its Qualified Capital Stock or from contributions to its common equity; PLUS

                  (3) 100% of the aggregate net cash proceeds received by the
            Company from the issuance and sale from and after January 1, 1997 of debt securities of the Company that have been converted into Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock); PLUS

                  (4) to the extent that any Restricted Investment that was made from and after January 1, 1997 is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any);

      PROVIDED that no cash proceeds received by the Company from the issue or sale of any Equity Interests issued by the Company will be counted in determining the amount available for Restricted Payments under this clause
      (C) to the extent such proceeds were used to purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company pursuant to clause (ii) of the next succeeding paragraph, to pay, purchase, redeem, defease or otherwise acquire or retire for value any subordinated Indebtedness pursuant to clause (iii) of the next succeeding paragraph, to repurchase, redeem or acquire any Equity Interests of the Company pursuant to clause (iv) of the next succeeding paragraph or to redeem Notes pursuant to Section 3.07(b).

      The foregoing provisions shall not prohibit any or all of the following (each and all of which constitutes an independent exception to the foregoing provisions and may occur in addition to any action permitted to occur under any other exception):

            (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture;

            (ii) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of, the substantially concurrent issuance and sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such purchase, redemption or other acquisition or retirement shall be excluded from clause (C) of the preceding paragraph;

            (iii) the payment, purchase, redemption, defeasance or other acquisition or retirement for value of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent issuance and sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such purchase, redemption or other acquisition or retirement shall be excluded from clause (C) of the preceding paragraph;

            (iv) a Restricted Payment to fund the purchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings or the Company held by any member of management of Holdings, the Company or any of its Restricted Subsidiaries pursuant to any management equity subscription agreement or stock option agreement; PROVIDED that (A) the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period PLUS the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Equity Interests by Holdings or the Company to members of management of Holdings, the Company and its Restricted Subsidiaries (not to exceed in any event $3.0 million in any single twelve-month period), and (B) no Default or Event of Default has occurred and is continuing immediately after such transaction; PROVIDED that the amount in excess of $1.0 million (or $3.0 million, as the case may be) expended for all such purchases, redemptions and other ac-quisitions and retirements of Equity Interests pursuant to this clause
      (iv) in any twelve-month period shall be excluded from clause (C) of the preceding paragraph;

            (v) the payment of dividends (A) by a Restricted Subsidiary on any class of common stock of such Restricted Subsidiary if such dividend is paid PRO RATA to all holders of such class of common stock and (B) by a Guarantor on any class of preferred stock issued in compliance with
      Section 4.09;

            (vi) the repurchase of any class of common stock of a Restricted Subsidiary of the Company if such repurchase is made PRO RATA with respect to such class of common stock;

            (vii) the payment of dividends or the making of loans or advances by the Company to Holdings in order to permit the payment by Holdings of interest in respect of its 7 1/4% convertible subordinated debentures due 2002;

            (viii) payments pursuant to a tax sharing agreement between any one or more of the Company and its Subsidiaries, on the one hand, and any other Person with which the Company and/or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Company and/or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by the Company and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

            (ix) the payment of dividends or the making of loans or advances by the Company to Holdings so long as the proceeds thereof are promptly used by Holdings to pay operating expenses in the ordinary course of business (including, without limitation, professional fees and expenses) and other similar corporate overhead costs, expenses and expenditures, or to pay salaries or other compensation of employees who perform services for Holdings and the Company; PROVIDED that the aggregate amount of dividends, loans or advances paid pursuant to this clause (ix) shall not during any fiscal year of the Company exceed, when added to any licensing agreement payments made by the Company or any of its Subsidiaries to Holdings during such fiscal year, $1,500,000;

            (x) Restricted Payments in an aggregate amount not to exceed $15.0 million for the purpose described in the Offering Memorandum under "Description of Certain Indebtedness -- Indebtedness of Holdings --
      7 1/4% convertible subordinated debentures";

            (xi) repurchases of Equity Interests deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof;

            (xii) purchases of 9 3/4% Notes, or payment of dividends or the making of loans or advances by the Company to Holdings in order to permit purchases by Holdings of its 11 1/8% senior discount notes due 2008, in each case to the extent required under the related indentures in connection with a Change of Control or an Asset Sale; PROVIDED that the Company has first complied with its obligations under Section 4.14 and
      Section 4.10 as applicable

      (and in the case of Asset Sales, this clause (xii) shall be available only to the extent of Excess Proceeds remaining after the Company has purchased all Notes properly tendered in an Asset Sale Offer); and

            (xiii) purchases of up to $20.0 million aggregate principal amount of 9 3/4% Notes on or prior to the Issue Date.

      The Board of Directors may designate any Restricted Subsidiary, or any newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such designation, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated, and all Investments by the Company and its Restricted Subsidiaries to be made in connection with such acquisition or creation, will be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this Section 4.07. All such outstanding Investments shall be deemed to constitute Restricted Investments in an amount equal to the greater of (i) the net book value of such Investments at the time of such designation and (ii) the Fair Market Value of such Investments at the time of such designation. Such designation shall only be permitted if such Restricted Investment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

      Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations shall be based upon the Company's latest available financial statements.

SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or consensual restriction on the ability of any Restricted Subsidiary to

            (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock;

            (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

            (iii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

            (iv) Transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries except for such encumbrances or restrictions existing under or by reason of any of the following:

            (A) Existing Indebtedness or any Credit Agreement, as in effect on the date hereof and any amendments or refinancings thereof; PROVIDED that such amendments or refinancings are no more restrictive, with respect to such encumbrances or restrictions, in the aggregate than those contained in such Existing Indebtedness or any Credit Agreement as in effect on the date hereof;

            (B) this Indenture, the Notes and the Note Guarantees;

            (C) applicable law;

            (D) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries, as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the assets of the Person, so acquired; PROVIDED that in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

            (E) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business and consistent with past practices;

            (F) purchase money obligations for assets acquired in the ordinary course of business that impose restrictions of the nature described in clause (D) above on the assets so acquired;

            (G) an agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of a Restricted Subsidiary; PROVIDED that such restrictions are limited to the Restricted Subsidiary that is the subject of such agreement pending its sale or other disposition;

            (H) Permitted Refinancing Indebtedness; PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced;

            (I) restrictions applicable to any Foreign Subsidiary pursuant to Indebtedness incurred pursuant to clause (x) of the second paragraph of
      Section 4.09 hereof; PROVIDED that such restrictions shall be limited to customary net worth, leverage, cash flow and other financial ratios applicable to such Foreign Subsidiary, customary restrictions on mergers and consolidations involving such Foreign Subsidiary, customary restrictions on transactions with affiliates of such Foreign Subsidiary and customary provisions subordinating the payment of intercompany Indebtedness owed by such Foreign Subsidiary to the Company or any of its Restricted Subsidiaries upon the occurrence of a default in respect of Indebtedness of such Foreign Subsidiary or its Subsidiaries and/or events of insolvency with respect to such Foreign Subsidiary or its Subsidiaries; and PROVIDED FURTHER that in no event shall any Indebted-ness incurred by a Foreign Subsidiary prohibit such Foreign Subsidiary from making any dividend or other distribution to the Company or its Restricted Subsidiaries or from otherwise making any loan to the Company or its Restricted Subsidiaries in the absence of a breach by such Foreign Subsidiary of the covenants contained in such Indebtedness;

            (J) Liens securing Obligations otherwise permitted to be incurred pursuant to Section 4.12 that limit the right of the Company or any of its Subsidiaries to dispose of the assets subject to such Lien; or

            (K) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

SECTION 4.09.     INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

      The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that the Company may incur Indebtedness or issue shares of Disqualified Stock and any Guarantor may incur Indebtedness or issue shares of Disqualified Stock or preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued would have been at least 2.5 to 1.0, determined on a PRO FORMA basis (including a PRO FORMA application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

      The foregoing provisions shall not apply to any of the following (each and all of which (x) may be issued or incurred, (y) constitutes an independent exception to the foregoing provisions and (z) may be incurred in addition to any other Indebtedness permitted to be incurred under any other exception):

            (i) the incurrence by any one or more of the Company and the Guarantors of Indebtedness and letters of credit pursuant to Credit Agreements (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company or any Guarantor) in an aggregate principal amount not to exceed $20.0 million at any time outstanding; PROVIDED that the amount of Indebtedness permitted to be incurred pursuant to any Credit Agreement in accordance with this clause (i) shall be in addition to any Indebtedness permitted to be incurred pursuant to any Credit Agreement or otherwise in reliance on, and in accordance with, clause (ix) below;

            (ii) the incurrence by the Company of Indebtedness represented by the Series A Notes issued on the Issue Date and the Series B Notes issued in exchange thereof, and the incurrence by any Guarantor of Indebtedness represented by a Note Guarantee;

            (iii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (A) represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Restricted Subsidiary, or (B) in connection with sale and leaseback transactions; PROVIDED that the (x) aggregate principal amount of Indebtedness incurred pursuant to this clause (iii), and refinancings thereof, shall not exceed $10.0 million at any time outstanding and (y) the aggregate principal amount of Indebtedness incurred pursuant to clause (iii)(B), and refinancings thereof, shall not exceed $5.0 million at any time outstanding;

            (iv) Existing Indebtedness;

            (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refinance, Existing Indebtedness or Indebtedness that was incurred pursuant to the first paragraph of this covenant or pursuant to clause (ii) above or this clause (v);

            (vi) (x) Indebtedness of the Company owed to a Guarantor; PROVIDED, HOWEVER, that upon any such Guarantor ceasing to be a Guarantor or such Indebtedness being owed to any Person other than a Guarantor, the Company shall be deemed to have incurred Indebtedness not permitted by this clause
      (vi), and (y) Indebtedness of any Restricted Subsidiary of the Company owed to the Company or any of its other Restricted Subsidiaries; PROVIDED that (a) any such Indebtedness shall be unsubordinated and shall be evidenced by an intercompany note pledged to the Trustee for the benefit of the Holders under the Security Documents and (b) upon such Indebtedness being owed to any Person other than the Company or a Restricted Subsidiary, such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (vi);

            (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging (a) interest rate risk with respect to any floating rate Indebtedness of such Person so long as such floating rate Indebtedness is permitted by the terms of this Indenture to be outstanding or (b) exchange rate risk with respect to agreements or Indebtedness of such Person payable or denominated in a currency other than U.S. dollars and, in each case, not for speculative purposes;

            (viii) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; PROVIDED that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company in an amount equal to then outstanding amount thereof;

            (ix) the incurrence by the Company or any Guarantor of Indebtedness or issuance of preferred stock (in addition to Indebtedness and preferred stock that may be incurred or is-sued pursuant to any other clause of this paragraph) in an aggregate principal amount not to exceed $25.0 million at any time outstanding;

             (x) the incurrence by any Foreign Subsidiary of Indebtedness and letters of credit to fund working capital and capital expenditure requirements (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of such Foreign Subsidiary thereunder) in an aggregate principal amount not to exceed $15.0 million at any time outstanding;

            (xi) Obligations in respect of performance and surety bonds provided by the Company or any Guarantor in the ordinary course of business; and

           (xii) (x) the Guarantee by the Company or any Guarantor of Indebtedness of the Company or any Guarantor and (y) the Guarantee by any Restricted Subsidiary of the Company that is not a Guarantor of Indebtedness of any other Restricted Subsidiary of the Company that is not a Guarantor; PROVIDED that, in each case, the Indebtedness being Guaranteed is permitted to be incurred by another provision of this covenant.

      For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories described in clauses (i) or (iii) through (xii) above as of the date of incurrence thereof, or is entitled to be incurred pursuant to the first paragraph of this Section 4.09 as of the date of incurrence thereof, the Company shall, in its sole discretion, classify such item of Indebtedness on the date of its incurrence and may later reclassify such item of Indebtedness in any manner that complies with this Section 4.09, except that Indebtedness, if any, incurred or outstanding under any Credit Agreement on the Issue Date shall be deemed to have been incurred under clause (i) above. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this
Section 4.09; PROVIDED, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. The maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant will not be deemed to be exceeded solely as the result of fluctuations in the exchange rates of currencies.

      The Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the Note Guarantee of such Guarantor, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Guarantor, as the case may be.

SECTION 4.10.     ASSET SALES.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless each of the following requirements is satisfied:

            (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

           (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash and/or Marketable Securities; PROVIDED that the amount of

                  (A) any liabilities (as shown on the Company's or such
            Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any of its Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the Transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

                  (B) any notes or other obligations received by the Company or any such Restricted Subsidiary from such Transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision;

      PROVIDED, FURTHER, that the 75% limitation referred to above shall not apply to any Transfer of assets in which the cash portion of the consideration received therefor is equal to or greater than the after-tax net cash proceeds that would have been received by the Company had a transaction involving the same assets complied with the aforementioned 75% limitation but was not structured with the same tax benefits as the actual transaction; and

          (iii) if such Asset Sale involves the Transfer of Collateral, it complies with the provisions described under Section 10.4, all consideration received in the form of cash or Marketable Securities shall be paid directly by the purchaser of such Collateral to the Trustee for deposit into the Collateral Account, and all consideration received in any other form shall be expressly made subject to the Lien of this Indenture and the applicable Security Documents (and shall otherwise comply with the provisions of this Indenture applicable to After-Acquired Property).

      Within 367 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary shall, subject to the following paragraph, cause such Net Proceeds to be applied as follows:

            (i) in the case of any Transfer of Collateral, to make an investment or expenditure for Replacement Assets, which shall be made subject to the Lien of this Indenture and the applicable Security Documents (and shall otherwise comply with the provisions of this Indenture applicable to After-Acquired Property); and

           (ii)  in all other cases:

                  (A) to repay Indebtedness outstanding under any Credit Agreement; or

                  (B) to make an investment in or expenditure for Replacement
            Assets.

      Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph shall be deemed to constitute, "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall be required to make an offer to all Holders (an "ASSET SALE OFFER") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in Section 3.09 hereof. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company or any Restricted Subsidiary may use any remaining Excess Proceeds for any purpose not prohibited under this Indenture; PROVIDED, HOWEVER, that to the extent that all or any portion of any remaining Excess Proceeds comprises proceeds of Asset Sales of Collateral, such Excess Proceeds shall remain subject to the Lien of this Indenture and the applicable Security Documents and shall remain on deposit in the Collateral Account. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a PRO RATA basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

      Notwithstanding the three immediately preceding paragraphs, the Company and the Restricted Subsidiaries shall be permitted to consummate an Asset Sale without complying with such paragraphs to the extent

             (i) at least 75% of the consideration received in connection with such Asset Sale constitutes Replacement Assets or a combination of Replacement Assets and cash;

            (ii) such Asset Sale is for Fair Market Value (which, in the case, of any Replacement Assets the Fair Market Value of which exceeds $3.0 million, shall be evidenced by the opinion of a Financial Advisor); PROVIDED that any Net Proceeds in the form of cash received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated pursuant to this paragraph shall be subject to the provisions of the two immediately preceding paragraphs; and

           (iii) if such Asset Sale involves the Transfer of Collateral, the Company and the Restricted Subsidiaries comply with clause (iii) of the first paragraph of this Section 4.10.

      The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this paragraph by virtue thereof.

SECTION 4.11.     TRANSACTIONS WITH AFFILIATES.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Transfer any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of (other than solely in its capacity as a direct or indirect stockholder of the Company), any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless

            (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

           (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, the Company delivers to the Trustee a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors of the Company; and

          (iii) with respect to any Affiliate Transaction involving aggregate consideration with excess of $10.0 million, the Company delivers to the Trustee a written opinion issued by a Financial Advisor stating that it has determined such Affiliate Transaction to be fair to the Company or such Restricted Subsidiary from a financial point of view.

      The following will not be subject to the provisions of the preceding paragraph:

            (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary;

           (ii) transactions between or among the Company and/or its Restricted Subsidiaries;

          (iii) payment of employee benefits, including bonuses, retirement plans and stock options, and director fees in the ordinary course of business;

           (iv)  Restricted Payments permitted by Section 4.07 hereof; and

            (v) transactions permitted by the provisions of Section 4.18 hereof.

SECTION 4.12.     LIENS.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind upon any of its assets, now owned or hereafter acquired, other than

            (i) in the case of any asset that does not constitute Collateral, Permitted Liens; PROVIDED that any Lien on such assets shall be permitted notwithstanding that it is not a Permitted Lien if all payments due under this Indenture, the Notes and the Note Guarantees are secured on an equal and ratable basis with the obligations so secured until such time as obligations are no longer secured by a Lien; and

           (ii) in the case of any asset that constitutes Collateral, Permitted Collateral Liens.

      In the case of clause (i), if the obligations so secured are subordinated by their terms to the Notes or a Note Guarantee, the Lien securing such obligations will also be so subordinated by its terms at least to the same extent.

SECTION 4.13.     SALE AND LEASEBACK TRANSACTIONS.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that the Company or any Guarantor may enter into a sale and leaseback transaction not involving Collateral if

            (i) the Company or such Guarantor could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to (A) the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 and/or (B) clause
      (iii)(B) of Section 4.09 hereof (as limited by the proviso to such clause);

           (ii) the Lien to secure such Indebtedness does not extend to or cover any assets of the Company or any of its Restricted Subsidiaries other than the assets which are the subject of the sale and leaseback transaction;

          (iii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the Fair Market Value of the asset that is the subject of such sale and leaseback transaction; and

           (iv) the Transfer of assets in such sale and leaseback transaction is permitted by, and the proceeds of such transaction are applied in compliance with, Section 4.10 hereof.

SECTION 4.14.     OFFER TO PURCHASE UPON CHANGE OF CONTROL.

      Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid inter-est and Liquidated Damages, if any, thereon to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating:

            (i) that the Change of Control Offer is being made pursuant to this
      Section 4.14 and that all Notes properly tendered will be accepted for payment;

           (ii) the purchase price (including accrued interest) and the purchase date (the "CHANGE OF CONTROL PAYMENT DATE"), which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed;

          (iii) that any Note not properly tendered will continue to accrue interest;

           (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest, and Liquidated Damages, if any, after the Change of Control Payment Date;

            (v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, or transfer by book-entry, to the Paying Agent at the address specified in the notice not later than the close of business on the Change of Control Payment Date;

           (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

          (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry), which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

         (viii) the circumstances and material facts regarding such Change of Control (including, but not limited to, information with respect to pro forma and historical financial information after giving effect to such Change of Control, and information regarding the Person or Persons acquiring control).

      On the Change of Control Payment Date, the Company shall, to the extent lawful,

           (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

         (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

      The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable.

      The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

      The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of
Section 4.14, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue thereof.

SECTION 4.15.     CORPORATE EXISTENCE.

      Subject to Section 4.14 and Article 5 hereof, as the case may be, the Company and each of the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and
(ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.16.     [INTENTIONALLY OMITTED].

SECTION 4.17.     LINE OF BUSINESS.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses.

SECTION 4.18.     SALES OF ACCOUNTS RECEIVABLE.

      The Company may, and any of its Restricted Subsidiaries may, sell, at any time and from time to time, all of their respective accounts receivable to an Accounts Receivable Subsidiary; PROVIDED that

            (i) the cash received in each such sale is not less than 90% of the aggregate face value of the receivables sold and the remainder of the consideration received in each such sale is a promissory note (a "PROMISSORY NOTE") which is subordinated to no Indebtedness or obligation other than the financial institution or other entity providing the financing to the Accounts Receivable Subsidiary with respect to such accounts receivable (a "FINANCIER"); PROVIDED, FURTHER, that the Initial Sale will include all eligible accounts receivable of the Company and/or its Restricted Subsidiaries that will be party to such arrangements in existence on the date of the Initial Sale;

           (ii) the cash proceeds received from the Initial Sale less reasonable and customary transaction costs will be deemed to be Net Proceeds and will be applied in accordance with the second paragraph of Section 4.10 hereof; and

          (iii) the Company and its Restricted Subsidiaries shall sell their accounts receivable to the Accounts Receivable Subsidiary no less frequently than on a weekly basis.

      The Company

           (i) shall not permit any Accounts Receivable Subsidiary to sell any accounts receivable purchased from the Company or any of its Restricted Subsidiaries to any other Person except on an arm's-length basis and solely for consideration in the form of cash or Marketable Securities;

          (ii) shall not permit the Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase, financing and sale of accounts receivable of the Company and its Restricted Subsidiaries and activities incidental thereto;

         (iii) shall not permit any Accounts Receivable Subsidiary to incur Indebtedness in an amount in excess of the book value of such Accounts Receivable Subsidiary's total assets, as determined in accordance with GAAP;

          (iv) shall, at least as frequently as monthly, cause the Accounts Receivable Subsidiary to remit to the Company as payment on the Promissory Notes, all available cash or Marketable Securities not held in a collection account pledged to a Financier, to the extent not

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                                      -72-

      applied to pay or maintain reserves for reasonable operating expenses of the Accounts Receivable Subsidiary or to satisfy reasonable minimum operating capital requirements; and

           (v) shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to any Accounts Receivable Subsidiary upon (1) the occurrence of a Default with respect to the Company and its Restricted Subsidiaries and (2) the occurrence of any event specified in Section 6.01(vii) or (viii) (without giving effect to any grace periods specified therein) with respect to such Accounts Receivable Subsidiary.

SECTION 4.19.     LIMITATION ON GUARANTEES BY RESTRICTED SUBSIDIARIES.

      The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee any Indebtedness of the Company or Holdings ("GUARANTEED INDEBTEDNESS") unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture pursuant to which such Restricted Subsidiary guarantees (the "NOTE GUARANTEE(S)"), jointly and severally with all other Guarantors, on the same basis as such Guaranteed Indebtedness is Guaranteed, all of the Company's obligations hereunder, as further provided in Article 11 hereof. If the Guaranteed Indebtedness (1) ranks PARI PASSU in right of payment with the Notes, then the Guarantee of such Guaranteed Indebtedness shall rank PARI PASSU with, or be subordinated in right of payment to, the Note Guarantee or (2) is subordinated by its terms in right of payment to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Note Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes. The Company and such new Guarantor shall comply with Section 11.05.

      The Note Guarantee of any Restricted Subsidiary will be automatically and unconditionally released and discharged upon any of the following:

            (i) any sale, exchange or transfer by the Company or any Restricted Subsidiary to any Person that is not an Affiliate of the Company of all of the Equity Interests of, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in accordance with the provisions of this Indenture; PROVIDED that if the Company or the Restricted Subsidiary intends to comply with Section 4.10 by making an investment or expenditure in Replacement Assets, the Company or such Restricted Subsidiary must, among other things, deliver to the Trustee a written agreement that it will make such investment or expenditure within the time frame set forth in Section 4.10;

           (ii) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of this Indenture; or

          (iii) the payment and discharge of the Guaranteed Indebtedness except if such payment occurs through payment, in whole or in part, on the Guarantee thereof;

PROVIDED, in each such case, the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating

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                                      -73-

to such transactions have been complied with and that such release is authorized and permitted under this Indenture.

SECTION 4.20.     IMPAIRMENT OF SECURITY INTEREST.

      The Company will not, and will not permit any Restricted Subsidiary to, take, or knowingly or negligently omit to take, any action, which action or omission might or would have the result of materially impairing the security interest in favor of the Trustee on behalf of the Holders with respect to the Collateral, and the Company shall not grant to any Person (other than the Trustee on behalf of the Holders) any interest whatsoever in the Collateral (other than as permitted by the Security Documents).

      No Pledgor shall file or record any instrument or document with any entity, officer or office having responsibility for recording of Security Interests which purports to terminate, vitiate or extinguish a Security Interest in or Lien on Collateral.

SECTION 4.21. LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS IN WHOLLY OWNED RESTRICTED SUBSIDIARIES.

      The Company

            (i) shall not, and shall not permit any Restricted Subsidiary of the Company to, Transfer any Equity Interests in any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless

                  (A) such Transfer is of all the Equity Interests in such Wholly Owned Restricted Subsidiary; and

                  (B) the cash Net Proceeds from such Transfer are applied in accordance with Section 4.10; and

           (ii) shall not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

SECTION 4.22.     MAINTENANCE OF INSURANCE, PROPERTIES, BOOKS AND RECORDS.

      (a) The Company shall and each Guarantor shall maintain property and casualty, business interruption, workers' compensation and such other insurance against such risks and in such amounts as are customarily carried by similar businesses with deductibles, retentions, self-insured amounts and coinsurance customarily carried by similar businesses of similar size; PROVIDED that, with respect to the Collateral, the Company and each Guarantor shall maintain the following insurance policies and coverages with policy limits and deductibles in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the applicable Collateral and located

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                                      -74-

in the locality where the applicable Collateral is located or as the Trustee may otherwise reasonably request:

            (i) Physical hazard insurance on a "special causes of loss" form as prescribed by ISO or equivalent covering hazards commonly covered by such policies, in an amount equal to the full replacement cost of the Mortgaged Property and Equipment;

           (ii) Commercial general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Mortgaged Property (and any other adjoining streets, sidewalks and passageways) and other Collateral covering such matters as are customarily covered by such policies, arising out of or connected with the possession, use, leasing, operation or condition of the Collateral;

          (iii) Explosion insurance in respect of any boilers, machinery and similar apparatus located on or comprising the Mortgaged Property and Equipment;

           (iv) If the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, each as amended, or any successor laws, flood insurance;

            (v) Worker's compensation insurance as required by the laws of the state where the Collateral is located to protect the Pledgors and the Trustee against claims for injuries sustained in the course of employment at the premises of the Pledgors; and

           (vi) Such other types of insurance against such risks as the Trustee may from time to time reasonably require to the extent such insurance is commercially available at commercially reasonable prices and to the extent secured parties are requiring debtors to obtain such insurance in connection with financings of the type contemplated by this Indenture.

      (b) Each insurance policy described in Section 4.22(a) shall provide that:

            (i) it may not be (A) materially modified, reduced, cancelled (for other than nonpayment of premium) or otherwise terminated without at least thirty (30) days' prior written notice to the Trustee or (B) cancelled for nonpayment of premium without at least ten (10) days' prior written notice to the Trustee;

           (ii) the Trustee is permitted to pay any premium therefor within thirty (30) days after receipt of any notice stating that such premium has not been paid when due;

          (iii) all losses thereunder shall be payable notwithstanding any act or negligence of the applicable Pledgor or its agents or employees which otherwise might have resulted in a forfeiture of all or a part of such insurance payments in accordance with standard commercial insurance contracts and the required loss payable and additional insurance endorsements;

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                                      -75-

           (iv) with respect to the insurance policies described in clauses (i),
      (iii), (iv) and, to the extent applicable (vi) of Section 4.22(a), all losses payable thereunder shall be payable to the Trustee, as loss payee, pursuant to a standard non-contributory New York mortgagee endorsement and shall be in an amount at least sufficient to prevent coinsurance liability; and

            (v) with respect to the insurance policies described in clauses (ii) and (v) and to the extent applicable (vi) of Section 4.22(a), the Trustee shall be named as an additional insured.

      (c) Settlement or adjustment of any claim under any of the insurance policies described in Section 4.22(a), if such claim involves any loss in excess of $5,000,000 (as determined by the Board of Directors acting reasonably and in good faith), shall require the consent of the Trustee, and the Pledgors shall cause each such policy to contain a provision to such effect.

      (d) On an annual basis and prior to the expiration of any insurance policy described in Section 4.22(a), the Pledgors shall deliver to the Trustee an insurance policy or policies renewing or extending such expiring insurance policy or policies or renewal or extension Insurance Certificates or other reasonable evidence of renewal or extension providing that the insurance policies are in full force and effect, together with an Officers' Certificate stating that such policies or renewals thereof complies with the terms of this Indenture.

      (e) The Pledgors shall not purchase separate insurance policies concurrent in form or contributing in the event of loss with the insurance policies required to be maintained under this Section 4.22 unless the Trustee is included thereon as an additional insured and, if applicable, with loss payable to the Trustee under an endorsement containing the provisions described in Section 4.22(b). The Pledgors shall immediately notify the Trustee whenever any such separate insurance policy is obtained and shall promptly deliver to the Trustee the insurance policy or Insurance Certificate evidencing such insurance.

      (f) The Pledgors may maintain the coverages required by Section 4.22 under blanket policies covering the Collateral and other locations owned or operated by the Pledgors or an Affiliate of the Pledgors if the terms of such blanket policies otherwise comply with the provisions of Section 4.22(b) and contain specific coverage allocations in respect of the locations of Collateral complying with the provisions of Section 4.22(b).

      (g) If there shall occur any Taking or the commencement of any proceeding thereof, the applicable Pledgor shall immediately notify the Trustee upon receiving notice of such Taking or commencement of proceedings therefor. The Trustee may, at its option, participate in any proceedings or negotiations which might result in any Taking, and the Trustee shall deliver or cause to be delivered to the Trustee all instruments requested by it to permit such participation. The Trustee may be represented by counsel satisfactory to it at the expense of the applicable Pledgor in connection with any such participation. The Pledgor shall pay all fees, costs and expenses incurred by the Trustee in connection with any Taking and in seeking and obtaining any award or payment on account thereof.

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                                       -76-

      (h) All insurance under this Section will be issued by carriers having an A.M. Best & Company, Inc. rating of B+ or higher, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by the Company after consultation with a reputable insurance broker.

      (i) Subject to, and in compliance with, the provisions of Sections 10.03 and 10.04 and to the provisions of the applicable Security Documents, the Company and each Guarantor shall cause all properties used or useful in the conduct of its business to be maintained and kept in good working condition, repair and order (ordinary wear and tear and damage from casualty and condemnation excepted).

      (j) The Company and the Guarantors shall keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets of the Company and each of the Guarantors, in accordance with GAAP.


                                    ARTICLE 5

                                   SUCCESSORS


SECTION 5.01.     MERGER, CONSOLIDATION, OR SALE OF ASSETS.

      The Company shall not consolidate or merge with or into (whether or not the Company is the surviving entity), or Transfer all or substantially all of its properties or assets to, another Person unless

            (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such Transfer has been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

           (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such Transfer has been made assumes all the obligations of the Company under the Notes and this Indenture, the Registration Rights Agreement and the Security Documents pursuant to a supplemental indenture or amendment of the relevant documents, in form reasonably satisfactory to the Trustee;

          (iii)   immediately after such transaction, no Default exists;

           (iv) the Company or the Person formed by or surviving any such consolidation or merger, or to which such Transfer has been made will, at the time of such transaction after giving PRO FORMA effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

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                                      -77-

            (v) each of the conditions in the second succeeding paragraph is satisfied.

The Company may not, directly or indirectly, lease all or substantially all of its properties or assets in one or more related transactions to any Person. The foregoing will not prohibit a consolidation or merger between the Company and a Wholly Owned Restricted Subsidiary, the Transfer of all or substantially all of the properties or assets of the Company to a Wholly Owned Restricted Subsidiary or the Transfer of all or substantially all of the properties or assets of a Wholly Owned Restricted Subsidiary to the Company; PROVIDED that if the Company is not the surviving entity of such transaction or the Person to which such Transfer is made, the surviving entity or the Person to which such Transfer is made shall comply with clause (ii) of this paragraph.

      Except as provided under Section 4.19 or Article 11, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) or Transfer all or substantially all of its properties or assets to another Person, whether or not affiliated with such Guarantor, unless

           (i) either (A) such Guarantor is the surviving Person; or (B) the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, this Indenture, the Registration Rights Agreement and the Security Documents, and, in the case of a consolidation or merger with Holdings, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

          (ii)  immediately after such transaction, no Default exists; and

         (iii) each of the conditions in the next paragraph is satisfied.

      The following additional conditions shall apply to each transaction described in the above paragraphs:

           (i) the Company, such Guarantor or the relevant surviving entity, as applicable, will cause such amendments or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or Transferred to such Person, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;

          (ii) the Collateral owned by or Transferred to the Company, such Guarantor or the relevant surviving entity, as applicable, shall

                  (A) continue to constitute Collateral under this Indenture and the Security Documents;

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                                      -78-

                  (B) be subject to the Lien in favor of the Trustee for the benefit of the Holders; and

                  (C) not be subject to any Lien other than Liens permitted by the Security Documents;

         (iii) the assets of the Person which is merged or consolidated with or into the relevant surviving entity, to the extent that they are assets of the types which would constitute Collateral under the Security Documents, shall be treated as After-Acquired Property and such surviving entity shall take such action as may be reasonably necessary to cause such assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture; and

          (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and, if a supplemental indenture or supplemental Security Documents are required in connection with such transaction, such supplemental indenture and Security Documents comply with the applicable provisions of this Indenture, that all conditions precedent in this Indenture relating to such transaction have been satisfied and that such supplemental indenture and Security Documents are enforceable.

SECTION 5.02.     SUCCESSOR CORPORATION SUBSTITUTED.

      Upon any consolidation, combination or merger of the Company or a Guarantor, or any Transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, in which the Company or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Company or such Guarantor is merged or to which the Transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under this Indenture, the Notes, the Security Documents and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Company or such Guarantor and, except in the case of a Transfer, the Company or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Company's or such Guarantor's other obligations and covenants under the Notes, this Indenture, the Security Documents and its Note Guarantee, if applicable; PROVIDED that the Consolidated Net Income of any person other than the Company and its Restricted Subsidiaries shall be included only for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets; and (ii) in the case of any sale, assignment, transfer, lease, conveyance, or other disposition of less than all of the assets of the predecessor Company, the predecessor Company shall not be released or discharged from the obligation to pay the principal of or interest on the Notes.

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                                      -79-


                                    ARTICLE 6

                              DEFAULTS AND REMEDIES


SECTION 6.01.     EVENTS OF DEFAULT.

      Each of the following constitutes an "EVENT OF DEFAULT":

            (i) default for 30 days in the payment when due of interest with respect to the Notes;

           (ii) default in payment when due of principal or premium, if any, on the Notes at maturity, upon redemption or otherwise;

          (iii) failure by the Company or any Guarantor for 30 days after receipt of notice from the Trustee or Holders of at least 25% in principal amount of the Notes then outstanding to comply with the provisions described under Section 4.07, 4.09, 4.10, 4.13, 4.14, 4.18 or 5.01 hereof;

           (iv) failure by the Company or any Guarantor for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with its other agreements in this Indenture or the Notes;

            (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date hereof, which default (A) (i) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) principal of such Indebtedness (a "PAYMENT DEFAULT") or (ii) results in the acceleration of such Indebtedness prior to its express maturity, and (B) in each case, the principal amount of any such Indebtedness due to be paid, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

           (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments (to the extent not covered by insurance and as to which the insurer has not acknowledged coverage in writing) aggregating in excess of $10.0 million, which judgments are not paid, fully bonded, discharged or stayed within 60 days after their entry;

          (vii) the Company or any Restricted Subsidiary that is a Significant Subsidiary or group of Restricted Subsidiaries that, together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

                  (A)   commences a voluntary case,

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                                      -80-

                  (B) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor,

                  (C) consents to the appointment of a custodian of it or for all or substantially all of its property

                  (D) makes a general assignment for the benefit of its creditors, or

                  (E) admits in writing its inability generally to pay its debts as the same become due;

         (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Restricted
            Subsidiary that is a Significant Subsidiary or group of Restricted Subsidiaries that, together, would constitute a Significant Subsidiary of the Company in an involuntary case in which it is the debtor,

                  (B) appoints a custodian of the Company or any Restricted
            Subsidiary that is a Significant Subsidiary or group of Restricted Subsidiaries that, together, would constitute a Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary or group of Restricted Subsidiaries that, together, would constitute a Significant Subsidiary of the Company, or

                  (C) orders the liquidation of the Company or any Restricted
            Subsidiary that is a Significant Subsidiary or group of Restricted Subsidiaries that, together, would constitute a Significant Subsidiary of the Company,

      and the order or decree contemplated in clause (A), (B) or (C), remains unstayed and in effect for 60 consecutive days;

           (ix) any Note Guarantee of any Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee); or

            (x) default by the Company or any Guarantor in the performance of the Security Documents which adversely affects the enforceability or the validity of the Trustee's Lien on the Collateral or which adversely affects the condition or value of the Collateral, taken as a whole, in any material respect, repudiation or disaffirmation by the Company or any Guarantor of its obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Company or any Guarantor in any material respect for any reason.

      To the extent that the last day of the period referred to in clause (i),
(iii), (iv) or (vi) of the immediately preceding paragraph is not a Business Day, then the first Business Day following such day shall be deemed to be the last day of the period referred to in such clauses. Any "day" will be deemed to end as of 11:59 p.m., New York City time.

SECTION 6.02.     ACCELERATION.

      If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (vii) and (viii) of Section 6.01 hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the unpaid principal of, premium, if any, accrued and unpaid interest and Liquidated Damages, if any, on all the Notes to be due and payable by notice in writing to the Company (and the Trustee, if given by the Holders) specifying the respective Event of Default and that it is a "notice of acceleration" (the "ACCELERATION NOTICE"), and the same shall become immediately due and payable. If an Event of Default with respect to the Company specified in clauses (vii) or (viii) of Section 6.01 hereof occurs, all outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

      In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of this Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to December 1, 2005 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to December 1, 2005, then the premium specified in this Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

SECTION 6.03.     OTHER REMEDIES.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes, the Security Documents or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.     WAIVER OF PAST DEFAULTS.

      Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for Notes) by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.     CONTROL BY MAJORITY.

      Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06.     LIMITATION ON SUITS.

      A Holder may pursue a remedy with respect to this Indenture, the Guarantees or the Notes only if:

            (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

            (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

            (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

      A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07.     RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or

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                                      -83-

after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.     COLLECTION SUIT BY TRUSTEE.

      If an Event of Default specified in Section 6.01(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any other obligor under the Notes for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.     TRUSTEE MAY FILE PROOFS OF CLAIM.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.     PRIORITIES.

      If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

            FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

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                                      -84-

            SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

            THIRD: to the Company, the Guarantors or to such party as a court of competent jurisdiction shall direct.

      The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11.     UNDERTAKING FOR COSTS.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                    ARTICLE 7

                                     TRUSTEE


SECTION 7.01.     DUTIES OF TRUSTEE.

      (a) If an Event of Default has occurred and is continuing of which it has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Security Documents and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

      (b)   Except during the continuance of an Event of Default:

            (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture, the Security Documents or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture, the Security Documents or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture or the Security Documents against the Trustee; and

           (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Inden-

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                                      -85-

      ture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof and the Trustee shall be entitled from time to time to request such direction.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b) and (c) of this Section 7.01.

      (e) No provision of this Indenture or the Security Documents shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture or the Security Documents at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.     RIGHTS OF TRUSTEE.

      (a) The Trustee may conclusively rely on the truth of the statements and correctness of the opinions contained in, and shall be protected from acting or refraining from acting upon, any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, to the extent reasonably required by such inquiry or investigation.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. Prior to taking, suffering or admitting any action, the Trustee may consult with counsel of the Trustee's own choosing and the written advice of such counsel or any Opinion of Counsel shall be full and complete authori-

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                                      -86-

zation and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or any Guarantor, as applicable.

      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03.     INDIVIDUAL RIGHTS OF TRUSTEE.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.     TRUSTEE'S DISCLAIMER.

      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Note Guarantees or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.     NOTICE OF DEFAULTS.

      If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note pursuant to Section 6.01(i) or (ii) hereof, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

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                                      -87-

SECTION 7.06.     REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

      Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA
Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Sections 313(b)(1) and 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

      A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Company has informed the Trustee in writing the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange and of any delisting thereof.

SECTION 7.07.     COMPENSATION AND INDEMNITY.

      The Company and the Guarantors, jointly and severally, shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. To the extent lawful, the Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors, jointly and severally, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      The Company and the Guarantors, jointly and severally, shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the reasonable costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company and the Guarantors or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, liability or expense may be attributable to its gross negligence, bad faith or willful misconduct. The Trustee shall notify the Company and the Guarantors, jointly and severally, promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company and the Guarantors shall not relieve the Company and the Guarantors of its obligations hereunder. The Company and the Guarantors, jointly and severally, shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

      The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

      To secure the Company's and the Guarantors' payment obligations in this
Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, including without limitation, the Collateral, except that held in trust to pay principal, interest and Liquidated Damages, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. The Trustee's right to receive payment of any amounts due under this Section
7.07 shall not be subordinate to any other Company Indebtedness.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vii) or (viii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

      The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08.     REPLACEMENT OF TRUSTEE.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

      The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

            (a)   the Trustee fails to comply with Section 7.10 hereof;

            (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (c) a Custodian or public officer takes charge of the Trustee or its property; or

            (d)   the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

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                                      -89-

      If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.     SUCCESSOR TRUSTEE BY MERGER, ETC.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; PROVIDED, such corporation or association shall be otherwise eligible and qualified under this Article 7 and shall notify the Company of its successor hereunder.

SECTION 7.10.     ELIGIBILITY; DISQUALIFICATION.

      There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

      The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

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                                      -90-


                                    ARTICLE 8

                  LEGAL DEFEASANCE AND COVENANT DEFEASANCE


SECTION 8.01.     OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

      The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have all of its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes and the Note Guarantees pursuant to Section 8.02 or
8.03 hereof and upon compliance with the conditions set forth below in this
Article 8.

SECTION 8.02.     LEGAL DEFEASANCE AND DISCHARGE.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Note Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on such Notes when such payments are due or on the redemption date, as the case may be, from the trust referred to in Section 8.04(a), (b) the Company's obligations with respect to such Notes under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10 and 4.02
hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee including without limitation thereunder Section 7.07, 8.05 and 8.07 hereunder and the Company's obligations in connection therewith and (d) the provisions of this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.     COVENANT DEFEASANCE.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 3.09, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17, 4.18, 4.19,
4.20, 4.21, 4.22, 5.01 and 11.01 hereof with respect to the outstanding Notes and Note Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes and Note Guarantees shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with

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                                      -91-

such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes and Note Guarantees shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company, its Subsidiaries or any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees shall be unaffected thereby. In addition, upon the Company's exercise under
Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(i) through 6.01(vi) and Sections 6.01(ix) and 6.01(x) hereof shall not constitute Events of Default.

SECTION 8.04.     CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

      The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Notes and Note Guarantees:

      In order to exercise either Legal Defeasance or Covenant Defeasance:

            (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, (i) cash in United States dollars, (ii) non-callable Government Securities or (iii) a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

            (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

            (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 6.01(vii) and (viii) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

            (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

            (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

            (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

            (i) the Trustee shall have received such other documents and assurances as the Trustee shall have reasonably required.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

      Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "TRUSTEE") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

      The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to

Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

      Anything in this Article 8 to the contrary notwithstanding, subject to the payment of any monies owed to the Trustee under Section 7.07 hereof, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company, and be relieved of all liability with respect to, any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.     REPAYMENT TO THE COMPANY.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on any Note and remaining unclaimed for one year after such principal, and premium, if any, or interest or Liquidated Damages, if any, has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 8.07.     REINSTATEMENT.

      If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and the Guaranteeing Subsidiaries under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, interest or Liquidated Damages, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER


SECTION 9.01.     WITHOUT CONSENT OF HOLDERS OF THE NOTES.

      Notwithstanding Section 9.02 hereof, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Note Guarantees or the Notes or the Security Documents:

            (a)   to cure any ambiguity, defect or inconsistency;

            (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger, consolidation or sale of all of the Company's assets pursuant to Article 5 hereof;

            (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder;

            (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

            (f)   to add any Guarantor; or

            (g)   to add any additional assets as Collateral.

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.     WITH CONSENT OF HOLDERS OF NOTES.

      Except as provided below in this Section 9.02, this Indenture, the Notes or any Note Guarantee or the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for Notes), and, subject to Sections 6.02, 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or

Event of Default in the payment of the principal of, or premium, if any, or interest or Liquidated Damages, if any, on the Notes (except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, any Note Guarantee or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with or a tender offer or exchange offer for the Notes).

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such amended or supplemental indenture.

      It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.02, 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company or any Guarantor with any provision of this Indenture, the Notes, the Note Guarantees or the Security Documents. However, without the consent of each Holder affected, an amendment, or waiver may not (with respect to any Note or Note Guarantee held by a non-consenting Holder):

            (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

            (b) reduce the principal amount of or change the fixed maturity of any Note, or alter the provisions with respect to the redemption of the Notes (other than the provisions described in Sections 3.09, 4.10 and 4.14);

            (c) reduce the rate of or change the time for payment of interest on any Notes;

            (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration);

            (e) make any Note payable in money other than that stated in the Notes;

            (f)   make any change in Section 6.04 or 6.07 hereof;

            (g) waive a redemption or repurchase payment with respect to any Note;

            (h) except as provided in Sections 8.02, 8.03 and 11.04 hereof, release any Guarantor from its obligations under the Note Guarantees or make any change in the Note Guarantees that would adversely affect the Holders;

            (i) make any change in the foregoing amendment and waiver provisions of this Article 9;

            (j) subordinate the Notes or any Note Guarantee to any other Indebtedness; or

            (k) release from the Lien of this Indenture or the Notes and the Security Documents all or substantially all of the Collateral.

      Notwithstanding the foregoing, without the consent of the Holders of at least two-thirds in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for the Notes), no amendment or waiver to this Indenture may make any change in the provisions of the covenants in Sections 3.09, 4.10 and 4.14 hereof that adversely affect the rights of any Holders of Notes.

SECTION 9.03.     COMPLIANCE WITH TRUST INDENTURE ACT.

      Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.     REVOCATION AND EFFECT OF CONSENTS.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.     NOTATION ON OR EXCHANGE OF NOTES.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.     TRUSTEE TO SIGN AMENDMENTS, ETC.

      The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section
13.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company and the Guaranteeing Subsidiaries in accordance with its terms.


                                   ARTICLE 10

                               SECURITY DOCUMENTS


SECTION 10.01.    SECURITY DOCUMENTS; ADDITIONAL COLLATERAL.

      (a) SECURITY DOCUMENTS. In order to secure the due and punctual payment of the Notes, and the other amounts payable to the Trustee hereunder, the Company and the Trustee shall on the Issue Date enter into the Security Documents to create the Security Interests and for related matters. Any Guarantor shall, upon becoming a Guarantor, become a party to the Security Agreement and each applicable Security Document as shall be necessary or appropriate to grant and create a valid Lien on and security interest in the personal property of such Guarantor of the type described in the Security Agreement and all Real Property owned by such Guarantor, in each case, subject to no Liens other than Permitted Collateral Liens; PROVIDED that such Guarantor shall not be required to grant a mortgage Lien on any owned Real Property having a Fair Market Value of less than $1,500,000. The Trustee and the Pledgors hereby agree that the Trustee holds the Collateral in trust for its benefit and for the benefit of the Holders pursuant to the terms of the Security Documents. Unless an Event of Default has occurred and is continuing, the Pledgors will have the right to remain in possession and retain exclusive control of the Collateral (other than any cash, securities, obligations and Marketable Securities constituting part of the Collateral and deposited with the Trustee and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose any income thereon.

      (b) ADDITIONAL COLLATERAL. Promptly upon the acquisition or receipt by the Company or any Pledgor of After-Acquired Property:

             (i) Subject to the terms of the Security Documents, the Company or the applicable Pledgor, as the case may be, and the Trustee will, if necessary, (A) enter into such amendments or supplements to the Security Documents or such additional Mortgages (in each case in registrable or recordable form) and other Security Documents, and cause such amendments, supplements, mortgages and other Security Documents to be filed and recorded in all such governmental offices as shall be necessary in order to grant and create a valid Lien on and security interest in such After-Acquired Property in favor of the Trustee (subject to no Liens except Permitted Collateral Liens), (B) cause appropriate financing statements to be filed in such governmental offices as shall be reasonably necessary in order to perfect any security interest in such After-Acquired Property as to which a security interest may, under the UCC of the applicable jurisdiction, be perfected by the filing of a financing statement and (C) if any such After-Acquired Property consists of stock certificates, promissory notes or other property as to which, under the relevant UCC, a security interest may be perfected only by possession, deliver such certificates, promissory notes and other property, together with stock powers or assignments duly endorsed in blank, to the Trustee;

           (ii) in the case of After-Acquired Property which constitutes personal property having a value in excess of $5,000,000, the Company or the applicable Pledgor, as the case may be, shall also deliver to the Trustee the following:

                  (A) an Opinion of Counsel substantially to the effect that, in the opinion of such counsel, the applicable Security Documents and all other instruments of further assurance or assignment have been properly recorded and filed so as to make effective and, to the extent required by the Security Agreement, perfect the Security Interests in such personal property under the Security Documents and reciting the details of such action;

                  (B) an Officers' Certificate of the Company stating that any specific encumbrances on such personal property are Permitted Collateral Liens; and

                  (C) evidence of payment or a closing statement indicating
            payments to be made of all filing fees, recording charges, transfer taxes and other costs and expenses including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel) that may be incurred to validly and effectively subject such personal property to the Lien of any applicable Security Document;

          (iii) in the case of After-Acquired Property which constitutes owned Real Property, the Company or the applicable Pledgor, as the case may be, shall also deliver to the Trustee the following:

                  (A) a title insurance policy or an endorsement to an existing title insurance policy, in the Chicago Title Insurance Loan Policy Extended Coverage form, or its equivalent, and in an amount at least equal to the purchase price thereof (or, if such property was not purchased or such purchase price cannot be determined by the Company, the Fair Market Value thereof as determined by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee), in favor of the Trustee insuring that the Lien of the Security Documents or any additional Security Documents constitutes a valid and perfected Lien, subject to no Liens except Permitted Collateral Liens, on such Real Property in an aggregate amount equal to the purchase price or the Fair Market Value, as applicable, of the Real Property and containing such endorsements and other assurances of the type included in the title insurance policy delivered to the Trustee on the Issue Date with respect to the Collateral which constitutes Real Property, together with an Officers' Certificate stating that any Liens on such Real Property are Liens permitted by this Indenture and the applicable Security Documents;

                  (B) an Opinion of Counsel either (a) substantially to the
            effect that, in the opinion of such counsel, the applicable Security Documents and all other instruments of further assurance or assignment have been properly recorded and filed so as to make effective and perfect the Security Interests in such Real Property under the Security Documents and reciting the details of such action or (b) to the effect that, in the opinion of such counsel, no such action is necessary to perfect the Security Interests in such Real Property;

                  (C)   a Survey with respect to such Real Property;

                  (D) a policy or certificate of insurance as required by
            Section 4.22 hereof relating to such Real Property, which policy or certificate shall bear mortgagee endorsements of the character required by such Section;

                  (E) evidence of payment or a closing statement indicating
            payments to be made by the Company or the applicable Pledgor of all title premiums, filing fees, recording and registration charges, transfer taxes and other costs and expenses including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel) that may be incurred to validly and effectively subject such Real Property to the Lien of any applicable Security Document to perfect such Lien;

                  (F) copies of all leases with respect to such Real Property, all of which leases shall be in conformance in all material respects with any applicable provisions of the Security Documents;

                  (G) an Officers' Certificate of the Company stating that there has been issued and is in effect a valid and proper certificate of occupancy or local or foreign equivalent, if required by the local or foreign codes or ordinances for the use then being made of such Real Property and that there is not outstanding any citation, violation or similar notice indicating that such Real Property contains conditions which are not in any material respects in compliance with local or foreign codes or ordinances relating to building or fire safety or structural soundness;

                  (H) such consents, approvals, amendments, supplements,
            estoppels, tenant subordination agreements or other instruments as shall be necessary in order for the owner or holder of the fee interest to grant the Lien contemplated by the Mortgage with respect to such Real Property; and

                  (I) a copy of a Phase I environmental assessment report (or equivalent or form) with respect to such Real Property.

           (iv) in connection with the deliveries made pursuant to clauses (ii) and (iii) of this Section 10.01(b), the Company or the applicable Pledgor shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that the documents that have been or are therewith delivered to the Trustee pursuant to this Section 10.01(b) (including any amendments, supplements, mortgages or other Security Documents referred to in clause (i) above) conform in all material respects to the requirements of this Indenture.

      (c) Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the provisions of the Security Documents and this Indenture.

SECTION 10.02.    RECORDING, ETC.

      (a) The Company and each other Pledgor shall take or cause to be taken all action required or desirable to maintain, perfect, preserve and protect the Security Interests in the Collateral granted by the Security Documents, to the extent required thereby, including, but not limited to, causing all financing statements, any Mortgage, the Security Agreements (or a short form version thereof) and other Security Documents, other instruments of further assurance, including, without limitation, continuation statements covering security interests in personal property, and all mortgages securing purchase money obligations delivered to the Trustee or to the trustee, mortgagee or other holder of a Permitted Lien under Section 10.04 to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, and will execute and file such financing statements and cause to be issued and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Security Documents to all property comprising the Collateral.

      The Company shall from time to time promptly pay and discharge all mortgage and financing and continuation statement recording and/or filing fees, charges and Taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance. Without limiting the generality of the foregoing covenant, in the event at any time the Trustee shall determine that additional mortgage recording, transfer or similar Taxes are required to be paid to perfect or continue any Lien on any Real Property in an amount at least equal to the Fair Market Value from time to time of such Real Property, the Company shall pay such Taxes promptly upon demand by the Trustee. Notwithstanding the foregoing, the Trustee shall not have any duty or obligation to ascertain whether any such Taxes are required to be paid at any time, and the determination referred to in the preceding sentence shall only be made by the Trustee upon receipt of written notice that such Taxes are due and owing.

      (b)   The Company shall furnish or cause to be furnished to the
Trustee:

            (i) at the time of execution and delivery of this Indenture, Opinion(s) of Counsel substantially in the form of the opinions of counsel delivered on the Issue Date to the initial purchasers of the Notes;

           (ii) at the time of execution and delivery of this Indenture, with respect to each Mortgage, a policy of title insurance (or a commitment to issue such policy) insuring (or committing to insure) the Lien of such Mortgage as a valid mortgage Lien, subject only to Liens specified in such Mortgage as "PRIOR LIENS";

          (iii) within 30 days after the Issue Date, Opinion(s) of Counsel either (a) substantially to the effect that, in the opinion of such counsel, this Indenture, each Security Document and all other instruments of further assurance or assignment have been properly recorded, or filed to the extent necessary to perfect or create the Security Interests created by each such Security Document, to the extent that perfection of such Security Interests is required by the Security Documents, and reciting the details of such action, and stating that as to the Security Interests created pursuant to each such Security Document, such recordings, registrations and filings are the only recordings, registrations and filings necessary to give notice thereof and that no re-recordings, re-registrations or refilings are necessary to maintain such notice (other than as stated in such opinion), or (b) if perfection of such Security Interests is required by the Security Documents, to the effect that, in the opinion of such counsel, no such action is necessary to perfect such Security Interests; and

           (iv) within 30 days after October 16 in each year beginning with October 16, 2002, an Opinion of Counsel, dated as of such date, either (a) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registrations, filings, re-recordings, re-registrations and refilings of all instruments of further assurance as is necessary to maintain the validity, enforceability and perfection of the Security Interests of each of the Security Documents, to the extent that perfection of such Security Interests is required by the Security Documents, and reciting with respect to such Security Interests the details of such action (or to the extent that further action is required to be taken within the next twelve months, details of such further action) or referencing prior Opinions of Counsel in which such details are given, or (b) if perfection of such Security Interests is required by the Security Documents, to the effect that, in the opinion of such counsel, no such action is necessary to maintain such Security Interests.

SECTION 10.03.    CERTAIN DISPOSITIONS OF COLLATERAL WITHOUT RELEASE.

      (a) Notwithstanding the provisions of Section 10.04 hereof, so long as no Default shall have occurred and be continuing or would result therefrom, the Company and the Pledgors may in the ordinary course, without any requirement of release or consent by the Trustee:

            (i) Transfer any asset constituting personal property subject to the Lien of the Security Documents which has become worn out or obsolete and which either has an aggregate Fair Market Value of $500,000 or less, or which is replaced by an asset of substantially equivalent or greater value which becomes subject to the Lien of the Security Documents as After-Acquired Property (it being understood that any proceeds received in accordance with this clause (i) shall not constitute Trust Monies and shall not be required to be deposited in the Collateral Account);

           (ii) subject to the provisions of the Security Documents, abandon, terminate, cancel, release or make alterations in or substitutions of any leases, contracts or of rights-of-way subject to the Lien of the Security Documents; PROVIDED that (i) any altered or substituted leases, contracts or rights-of-way shall forthwith, without further action, be subject to the Lien of the Security Documents to the same extent as those previously existing and (ii) if the relevant Pledgor shall receive any money or property in excess of such Pledgor's expenses in connection with such termination, cancellation, release, alteration or substitution as consideration or compensation for such termination, cancellation, release, alteration or substitution, such money or property shall be treated as monies received in connection with an Asset Sale and subject to the provisions of Section 4.10 hereof;

          (iii) surrender or modify any franchise, license or permit subject to the Lien of any of the Security Documents which it may own or under which it may be operating; PROVIDED that, after the surrender or modification of any such franchise, license or permit, the relevant Pledgor shall still, in its reasonable business judgment, be entitled, under some other or without any franchise, license or permit, to conduct its business in the territory in which it is then operating; and PROVIDED, FURTHER, that if such Pledgor shall be entitled to receive any money or property in excess of such Pledgor's expenses in connection with such surrender or modification as consideration or compensation for such surrender or modification, such money or property, such monies shall be treated as monies received in connection with an Asset Sale and subject to the provisions of Section 4.10 hereof;

           (iv) alter, repair, replace, change the location or position of and add to its plants, structures, machinery, systems, equipment, fixtures and appurtenances; PROVIDED that any such action shall comply with the terms of the Security Documents;

            (v) demolish, dismantle, tear down, scrap or abandon any Collateral if, in the Company's or such Pledgor's reasonable business judgment, such demolition, dismantling, tearing down, scrapping or abandonment is in the best interest of the Company or such Pledgor;

           (vi) grant a license of any Patent, Trademark or Copyright (each as defined in the relevant Security Documents); PROVIDED that the Company or such Pledgor receives consideration at least equal to the Fair Market Value of such license;

          (vii) abandon any Patent, Trademark or Copyright where subsequent applications relating to such Patent, Trademark or Copyright have been filed with respect to similar subject matter or where the relevant Pledgor, in its reasonable business judgment, concludes that such Patent, Trademark or Copyright is no longer useful in the conduct of such Pledgor's business;

         (viii) grant rights-of-way and easements over or in respect of any Real Property; PROVIDED that such grant will not in any material respect, in the reasonable business judgment of the relevant Pledgor, impair the usefulness of such property in the conduct of the relevant Pledgor's business and will not be prejudicial to the interests of the Holders;

           (ix) subject to the provisions of the Security Documents, grant leases or subleases in respect of any owned Real Property in the event that the relevant Pledgor determines, in its reasonable business judgment, that such owned Real Property is no longer useful in the conduct of such Pledgor's business and that such lease or sublease would not be reasonably likely to have an adverse effect on the value of the property subject thereto; PROVIDED that any such lease or sublease shall by its terms be subject and subordinate to the Lien, and otherwise comply with the provisions, of the Mortgage affecting such Real Property; and

            (x) Transfer any asset constituting personal property subject to the Lien of the Security Documents which has an aggregate Fair Market Value of $500,000 or less and which is replaced by an asset of substantially equivalent or greater value which becomes subject to the Lien of the Security Document as After-Acquired Property (it being understood that any proceeds received in accordance with this clause (x) shall not constitute Trust Monies and shall not be required to be deposited in the Collateral Account).

      (b) In the event that the Company or any Pledgor has sold, exchanged or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this Section 10.03 may be sold, exchanged or otherwise disposed of by such Pledgor without any release or consent of the Trustee, and the Company or any Pledgor requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under any of the Security Documents, the Trustee shall promptly execute such an instrument (in recordable form, where appropriate) upon delivery to the Trustee of an Officers' Certificate by the Company or any Pledgor reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and stating that such property is property which by the provisions of this Section 10.03 may be sold, exchanged or otherwise disposed of or dealt with by the Company or any Pledgor without any release or consent of the Trustee.

      Any disposition of Collateral made in strict compliance with the provisions of this Section 10.03 shall be deemed not to impair the Security Interests in contravention of the provisions of this Indenture.

SECTION 10.04.    POSSESSION, USE AND RELEASE OF COLLATERAL.

      Unless an Event of Default has occurred and is continuing, the Company or the applicable Guarantor shall have the right to remain in possession and retain exclusive control of the Collateral (other than any cash, securities, obligations and Marketable Securities constituting part of the Collateral and deposited with the Trustee and other than as set forth in the Security Documents), to sell inventory in the ordinary course of business, to freely operate the Collateral and to collect, invest and dispose of any income thereon in accordance with the Indenture and the Security Documents. In addition to their rights under Section 10.03, the Company and Pledgors shall have the right to obtain a release of items of Collateral (other than Trust Monies, which Trust Monies are subject to release from the Lien of the Security Documents as provided under Article 12) (the "RELEASED INTERESTS") which the Company or the applicable Pledgor proposes to Transfer and the Trustee shall release the Released Interests from the Lien of the Security Documents and reconvey the Released Interests to the appropriate Pledgor, upon compliance with the condition that the appropriate Pledgor deliver to the Trustee the following:

            (a) RELEASE NOTICE. A notice (each, a "RELEASE NOTICE") from the appropriate Pledgor requesting the release of the Released Interest (i) describing the proposed Released Interest, (ii) specifying the Fair Market Value of such Released Interest on a date within 60 days of such notice (the "VALUATION DATE"), (iii) specifying that the purchase price received is at least equal to the Fair Market Value of the Released Interest, (iv) stating that the release of such Released Interest will not interfere with the Trustee's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral,
      (v) certifying that (x) if such Transfer would constitute an Asset Sale, such Asset Sale complies with the terms and conditions of this Indenture with respect thereto, (vi) in the event that any assets other than cash or Marketable Securities comprise a portion of the consideration received in such Asset Sale, specifically describing such assets and (vi) accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee;

            (b) OFFICERS' CERTIFICATE. An Officers' Certificate of the appropriate Pledgor stating that (i) such Transfer does not include the sale of assets other than the Released Interest and shall comply with the terms and conditions of this Indenture with respect to Asset Sales, (ii) all Net Proceeds from the sale of the Released Interests (x) if such Transfer would constitute an Asset Sale, will be applied pursuant to the provisions of this Indenture with respect to Asset Sales or (y) if such Transfer would not constitute an Asset Sale, be deposited in the Collateral Account pending application to acquire Replacement Assets,
      (iii) there is no Default in effect or continuing on the date thereof, the Valuation Date or the date of such Transfer, (iv) the release of the Collateral will not result in a Default, and (v) all conditions precedent in this Indenture and in the Security Documents relating to the release in question have been complied with;

            (c) DELIVERY OF NET PROCEEDS AND OTHER PROPERTY. The aggregate cash proceeds (net of the costs and expenses of the type described in the definition of "NET PROCEEDS") and other property (other than cash or Marketable Securities which shall be paid directly to the Trustee for deposit in the Collateral Account) received as consideration from the Transfer shall be delivered to the Trustee to the extent required pursuant to the applicable Security Documents, together with such instruments of conveyance, assignment and transfer, if any, as may be necessary, in the Opinion of Counsel, to subject to the Lien of this Indenture and the Security Documents all the right, title and interest of the Pledgors in and to such property;

            (d) OPINIONS OF COUNSEL. One or more Opinions of Counsel which, when considered collectively, shall be delivered substantially to the effect
      (i) that any obligation included in the consideration for any Released Interest and to be received by the Trustee pursuant to Section 10.04(c) is a valid and binding obligation enforceable in accordance with its terms, subject to such customary exceptions regarding equitable principles, creditors' rights generally and bankruptcy as shall be reasonably acceptable to the Trustee in its sole judgment, and is effectively pledged under the Security Documents, (ii) that any Lien granted by a purchaser to secure a purchase money obligation is a fully perfected Lien and such instrument granting such Lien is enforceable in accordance with its terms,
      (iii) either (x) that such instruments of conveyance, assignment and transfer as have been or are then delivered to the Trustee are sufficient to subject to the Lien of the Security Documents all the right, title and interest of the Company in and to any property (other than cash or Marketable Securities) and obligations that is included in the consideration for the Released Interest and is to be received by the Trustee pursuant to Section 10.04(c), or (y) that no instruments of conveyance, assignment or transfer are necessary for such purpose, (iv) that the Pledgor has corporate power to own all property included in the consideration for such release, and (v) that all conditions precedent herein and under any of the Security Documents relating to the release of such Collateral have been complied with;

            (e) REGARDING MORTGAGED PROPERTY. If the Collateral to be released is (i) only a portion of a discrete parcel of Mortgaged Property, an endorsement to the title insurance policy or an Opinion of Counsel confirming that after such release, the Lien of the applicable Mortgage continues unimpaired as a first priority perfected Lien upon the remaining Mortgaged Property subject only to those Liens permitted by the applicable Mortgage; and (ii) Mortgaged Property having a fair value in excess of $500,000, the Company shall have delivered to the Trustee a Survey depicting the Real Property to be released; and

            (f) OTHER DOCUMENTS. All documentation required by the TIA, if any, prior to the release of Collateral by the Trustee and, in the event there is to be a substitution of property for the Collateral subject to the Transfer, all documentation necessary to subject such new Collateral to the Lien of the Security Documents.

      In connection with any release, the Company shall (i) execute, deliver and record or file and obtain such instruments as the Trustee may reasonably require, including, without limitation, amendments to the Security Documents, and (ii) deliver to the Trustee such evidence of the satisfaction of the applicable provisions of this Indenture and the Security Documents as the Trustee may reasonably require.

      Notwithstanding the foregoing provisions of this Section 10.04, the Company may obtain a release of any Net Proceeds required to purchase Notes pursuant to Section 4.10 hereof by directing the Trustee in writing to cause to be applied such Net Proceeds to such purchase in accordance with Section 4.10 hereof, as applicable, and Article 12.

      In case an Event of Default shall have occurred and be continuing, the Pledgors, while in possession of the Collateral (other than cash, Marketable Securities, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under any Security Document or with the trustee, mortgagee or other holder of a Prior Lien permitted by the Security Documents), may do any of the things enumerated in this Section 10.04 only if the Trustee, in its discretion, or the Holders of a majority of the principal amount of the Notes outstanding, by appropriate action of such Holders, shall consent to such action, in which event any certificate filed under this Section 10.04 shall omit the statement to the effect that no Event of Default has occurred and is con-tinuing. This paragraph shall not apply, however, during the continuance of an Event of Default of the type specified in Section 6.01(i) or (ii).

      All cash or Marketable Securities received by the Trustee pursuant to this
Section 10.04 shall be held by the Trustee as Trust Monies subject to application as provided in this Section 10.04 or in Article 12, as appropriate. All purchase money and other obligations received by the Trustee pursuant to this Section 10.04 shall be held by the Trustee as Collateral.

      Any releases of Collateral made in strict compliance with the provisions of this Section 10.04 shall be deemed not to impair the Security Interests created by the Security Documents in favor of the Trustee, in contravention of the provisions of this Indenture.

SECTION 10.05.    EMINENT DOMAIN AND OTHER GOVERNMENTAL TAKINGS.

      Should any of the Collateral be subject to a Taking, the Trustee shall release the property so taken or purchased, but only upon receipt by the Trustee of the following:

            (a) an Officers' Certificate of the Company stating that such property has been Taken and the amount of the award or payment therefor, and that all conditions precedent herein provided for relating to such release have been complied with;

            (b) the award or payment for such property (net of the costs of obtaining such award or payment) shall be exchanged for Marketable Securities and deposited with the Trustee, to be held as Trust Monies subject to the application thereof pursuant to Article 12; PROVIDED that, in lieu of all or any part of such award or payment, the applicable Pledgor shall have the right to deliver to the Trustee a certificate of the trustee, mortgagee or other holder of a Prior Lien on all or any part of the property to be released, stating that such award or payment (net of the costs of obtaining such award or payment), or a specified portion thereof, has been deposited with such trustee, mortgagee or other holder pursuant to the requirements of such Prior Lien, in which case the balance of the award, if any, shall be delivered to the Trustee; and

            (c)   an Opinion of Counsel substantially to the effect:

                  (1) that such property has been Taken by eminent domain, or has been sold pursuant to the exercise of a right vested in a governmental authority to purchase, or to designate a purchaser or order a sale of, such property;

                  (2) in the case of any Taking by eminent domain, that the
            award for the property so taken has become final or that the board of directors of the applicable Pledgor has determined that an appeal from such award is not advisable in the interests of the Company or any other Pledgor, as applicable, or the Holders of the Notes;

                  (3) in the case of any such sale, that the payment with
            respect to the property so sold is not less than the amount to which the applicable Pledgor is legally entitled under the terms of such right to purchase or designate a purchaser, or under the order or orders directing such sale, as the case may be;

                  (4) in case, pursuant to Section 10.05(b), the award or
            payment for such property (net of the costs of obtaining such award or payment), or a specified portion thereof, shall be certified to have been deposited with the trustee, mortgagee or other holder of a Prior Lien, that the property to be released, or a specified portion thereof, is or immediately before such Taking was subject to such Prior Lien, and that such deposit is required by such Prior Lien; and

                  (5) that the instrument or the instruments and the award or payment of such Taking which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and the applicable Security Documents and that, upon the basis of such application, the Trustee is permitted by the terms hereof and of the Security Documents to execute and deliver the release requested, and that all conditions precedent herein and in the Security Documents provided for relating to such release have been complied with.

      In any proceedings for the Taking of any part of the Collateral, the Trustee may be represented by counsel who may be counsel for the Company.

      All cash or Marketable Securities received by the Trustee pursuant to this
Section 10.05 shall be held by the Trustee as Trust Monies under Article 12 subject to application as therein provided. All purchase money and other obligations received by the Trustee pursuant to this Section 10.05 shall be held by the Trustee as Collateral subject to application as provided in Section 10.10.

SECTION 10.06.    TRUST INDENTURE ACT REQUIREMENTS.

      The release of any Collateral, whether pursuant to Article 10 or 12, from the Lien of any of the Security Documents or the release of, in whole or in part, the Liens created by any of the Security Documents will not be deemed to impair the Security Interests in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and pursuant to the terms hereof. The Trustee and each of the Holders of the Notes acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Security Interests in contravention of the terms of this Indenture. To the extent applicable, without limitation, the Pledgors and each obligor on the Notes shall cause TIA Section 314(d) relating to the release of property or securities from the Liens hereof and of the Security Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the appropriate Pledgor, except in cases in which TIA Section 314(d) requires that such certificate or opinion be made by an independent Person.

SECTION 10.07.    SUITS TO PROTECT THE COLLATERAL.

      Subject to the provisions of the Security Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests or be prejudicial to the interests of the Holders or the Trustee).

SECTION 10.08.    PURCHASER PROTECTED.

      In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 10 to be sold be under obligation to ascertain or inquire into the authority of the Company or any other Pledgor, as applicable, to make any such sale or other transfer.

SECTION 10.09.    POWERS EXERCISABLE BY RECEIVER OR TRUSTEE.

      In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 10 upon the Company or any other Pledgor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or any other Pledgor, as applicable, or of any officer or officers thereof required by the provisions of this Article 10.

SECTION 10.10.    DISPOSITION OF OBLIGATIONS RECEIVED.

      All purchase money or other obligations received by the Trustee under this
Article 10 shall be held by the Trustee as a part of the Collateral. Upon payment in cash or Marketable Securities by or on behalf of the Company or the obligor thereof to the Trustee of the entire unpaid principal amount of any such obligation, the Trustee shall promptly release and transfer such obligation and any mortgage securing the same upon receipt of any documentation that the Trustee may reasonably require. Any cash or Marketable Securities received by the Trustee in respect of the principal of any such obligations shall be held by the Trustee as Trust Monies under Article 12 subject to application as therein provided. Unless and until the Notes are accelerated, pursuant to Section 6.02, all interest and other income on any such obligations, when received by the Trustee, shall be paid to the Company from time to time in accordance with
Section 12.08. If the Notes have been accelerated pursuant to Section 6.02, any such interest or other income not theretofore paid, when collected by the Trustee, shall be applied by the Trustee in accordance with Section 6.10.

SECTION 10.11.    DETERMINATIONS RELATING TO COLLATERAL.

      In the event (i) the Trustee shall receive any written request from the Company or any other Pledgor under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or the Company's or any other Pledgor's obligations with respect thereto; or (ii) there shall be required from the Trustee under the provisions of any Security Document any performance or the delivery of any instrument or (iii) a Responsible Officer of the Trustee shall become aware of any nonperformance by the Company or any other Pledgor of any covenant or any breach of any representation or warranty of the Company or any other Pledgor set forth in any Security Document, and, in the case of clause (i), (ii) or (iii) above, the Trustee's response or action is not otherwise specifically contemplated hereunder then, in each such event, the Trustee shall, within seven Business Days, advise the Holders, in writing and at the Company's expense, of the matter or thing as to which consent has been requested or the performance or instrument required to be delivered or the nonperformance or breach of which the Trustee has become aware. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes pursuant to Section 6.05 shall have the exclusive authority to direct the Trustee's response to any of the circumstances contemplated in clauses (i), (ii) and (iii) above. In the event the Trustee shall be required to respond to any of the circumstances contemplated in this Section 10.11, the Trustee shall not be required so to respond unless it shall have received written authority by not less than a majority in aggregate principal amount of the outstanding Notes; PROVIDED that the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance or response to such nonperformance or breach (the expenses of which shall be reimbursed to the Trustee pursuant to Section 7.07). The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by a majority of Holders of the Notes pursuant to
Section 6.05.

SECTION 10.12.    RELEASE UPON TERMINATION OF THE COMPANY'S OBLIGATIONS.

      In the event that the Company delivers an Officers' Certificate certifying that its obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article 8 and such other documents and/or funds as are required to be delivered or paid pursuant to Article 8, the Trustee shall
(i) execute and deliver, in each case without recourse, representation or warranty such releases, termination statements and other instruments (in recordable form, appropriate) as the Company or any other Pledgor, as applicable, may reasonably request evidencing the termination of the Security Interests created by the Security Documents and (ii) not be deemed to hold the Security Interests for the benefit of the Trustee and the Holders.

                                   ARTICLE 11

                               GUARANTEE OF NOTES


SECTION 11.01.    NOTE GUARANTEE.

      Subject to Section 11.06 hereof, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes and the Obligations of the Company hereunder and thereunder, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal, premium, if any, (to the extent permitted by law) interest on any interest, if any, and Liquidated Damages, if any, on the Notes, and all other payment Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason the Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Note Guarantees, and shall entitle the Holders to accelerate the Obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company. The Guarantors hereby agree that their Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Note Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such

Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

SECTION 11.02.    EXECUTION AND DELIVERY OF NOTE GUARANTEE.

      To evidence its Note Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form of EXHIBIT E shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor, by manual or facsimile signature, by an Officer of such Guarantor.

      Each Guarantor hereby agrees that its Note Guarantee set forth in Section
11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

      If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

      The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 11.03.    GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

      (a) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture shall prohibit a merger between a Guarantor and another Guarantor or a merger between a Guarantor and the Company.

      (b) Except as provided in Section 11.03(a) hereof or in a transaction referred to in Section 11.04 hereof, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to another corporation, Person or entity unless it complies with Article 5.

SECTION 11.04.    RELEASES FOLLOWING SALE OF ASSETS.

      Concurrently with any sale of assets (including, if applicable, all of the Capital Stock of any Guarantor), any Liens in favor of the Trustee in the assets sold thereby shall be released; PROVIDED that, in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 hereof. If the assets sold in such sale or other disposition include all or substantially all of the assets of any Guarantor or all of the Capital Stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of a Guarantor) shall be released from and relieved of its Obliga-tions under its Note Guarantee or Section 11.03 hereof, as the case may be; PROVIDED that (i) in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of
Section 4.10 hereof and (ii) the Company is in compliance with all other provisions of this Indenture applicable to such disposition. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect of the foregoing, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its Obligation under its Note Guarantee. Any Guarantor not released from its Obligations under its Note Guarantee shall remain liable for the full amount of principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes and for the other Obligations of such Guarantor under this Indenture as provided in this Article 11.

SECTION 11.05.    ADDITIONAL GUARANTORS.

      Any Person that was not a Guarantor on the date of this Indenture may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors rights', fraudulent transfers, public policy and equitable principles as may be acceptable to the Trustee in its discretion).

SECTION 11.06.    LIMITATION ON GUARANTOR LIABILITY.

      For purposes hereof, each Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and this Indenture and (ii) the amount, if any, which would not have (A) rendered such Guarantor "insolvent" (as such term is defined in the United States Bankruptcy Code and in the Debtor and Creditor Law of the State of New
York) or (B) left such Guarantor with unreasonably small capital at the time its Note Guarantee of the Notes was entered into; PROVIDED that, it will be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the Note Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is the amount set forth in clause (ii) above. In making any determination as to solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors, and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

SECTION 11.07.    "TRUSTEE" TO INCLUDE PAYING AGENT.

      In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 11 in place of the Trustee.

                                   ARTICLE 12

                           APPLICATION OF TRUST MONIES

SECTION 12.01.    TRUST MONIES.

      All Trust Monies shall be held by or delivered to the Trustee, for its benefit and the benefit of the Holders as a part of the Collateral in accordance with the provisions of this Indenture and the applicable Security Documents and, upon any entry upon or sale or other disposition of the Collateral or any part thereof by the Trustee after an Event of Default pursuant to any of the Security Documents, said Trust Monies shall be applied in accordance with Section 6.10; but, prior to any such entry, sale or other disposition, all or any part of the Trust Monies may be withdrawn, and shall be released, paid or applied by the Trustee, from time to time as provided in Sections 12.02 through 12.08, inclusive.

      On the Issue Date there shall be established and, at all times hereafter until this Indenture shall have terminated, there shall be maintained with the Trustee an account which shall be entitled the "Collateral Account" (the "COLLATERAL ACCOUNT"). The Collateral Account shall be established and maintained by the Trustee at its corporate trust offices located in New York. All Trust Monies that are received by the Trustee shall be held, applied and/or disbursed by the Trustee in accordance with the provisions of this Article 12.

SECTION 12.02.    RETIREMENT OF NOTES.

      The Trustee shall apply Trust Monies from time to time to the payment of the principal amount of any Notes when due or to the redemption thereof or the purchase thereof upon tender pursuant to a Net Proceeds Offer or Section 4.14, as the Company shall request in writing, upon receipt by the Trustee of the following:

            (a) Board Resolutions directing the application pursuant to this
      Section 12.02 of a specified amount of Trust Monies and, in case any such monies are to be applied to the payment of Notes, designating the Notes so to be paid and, in case any such monies are to be applied to the purchase or redemption of Notes, prescribing the method of purchase or redemption, the price or prices to be paid and the maximum principal amount of Notes to be purchased or redeemed and any other provisions of this Indenture governing such purchase or redemption;

            (b) U.S. legal tender in the maximum amount of the accrued interest, if any, required to be paid in connection with any such purchase, which cash shall be held by the Trustee in trust for such purpose;

            (c) an Officers' Certificate, dated not more than five Business Days prior to the date of the relevant application stating

                  (i) that no Default or Event of Default exists unless such Default or Event of Default would be cured thereby; and

                 (ii) that all conditions precedent and covenants herein
            provided for relating to such application of Trust Monies have been complied with; and

            (d) an Opinion of Counsel stating that the documents and the cash or Marketable Securities, if any, which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Monies have been complied with.

      Upon compliance with the foregoing provisions of this Section, the Trustee shall apply Trust Monies as directed and specified by such Board Resolution, up to, but not exceeding, the principal amount of the Notes so paid or purchased, using the U.S. legal tender deposited pursuant to paragraph (b) of this Section 12.02, to the extent necessary, to pay any accrued interest required in connection with such purchase.

      A Board Resolution expressed to be irrevocable directing the application of Trust Monies under this Section 12.02 to the payment of the principal of particular Notes shall for all purposes of this Indenture be deemed the equivalent of the deposit of money with the Trustee in trust for such purpose. Such Trust Monies and any U.S. legal tender deposited with the Trustee pursuant to paragraph (b) of this Section 12.02 for the payment of accrued interest shall not, after compliance with the foregoing provisions of this Section, be deemed to be part of the Collateral or Trust Monies.

SECTION 12.03.    WITHDRAWALS OF NET INSURANCE PROCEEDS.

      If the Company or any Guarantor receives a payment of Net Insurance Proceeds relating to the Destruction or Taking of any part of the Collateral, the amount of such payment (i) if greater than $500,000, shall be treated as Trust Monies and deposited in the Collateral Account and (ii) if below $500,000, shall not be considered Trust Monies and shall not be required to be deposited in the Collateral Account if such Net Insurance Proceeds are used to repair, rebuild or replace the Collateral so Destroyed or Taken. To the extent that any Trust Monies consist of either (a) the proceeds of insurance relating to the Destruction of any part of the Collateral or (b) any award or payment relating to the Taking of any of the Collateral, such Trust Monies may be withdrawn by the Company or any Pledgor, as applicable, and shall be paid by the Trustee upon a request by the Company or the applicable Pledgor by the proper officer or officers of the Company or the applicable Pledgor to reimburse the Company or the applicable Pledgor for expenditures made, or to pay costs incurred, by the Company or the applicable Pledgor to repair, rebuild or replace the Collateral destroyed or Taken, upon receipt by the Trustee of the following:

            (a) an Officers' Certificate of the Company or the applicable Pledgor dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Monies and (if required by the TIA) signed also, in the case of the following clauses (i) and (v), by a Financial Advisor, setting forth:

                  (i) expenditures have been made, or costs incurred, by the
            Company or the applicable Pledgor in a specified amount for the purpose of making certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the Fair Market Value thereof to the Company or the applicable Pledgor at the date of the acquisition thereof by the Company or the applicable Pledgor, except that it shall not be necessary under this clause (i) to state the Fair Market Value of any such repairs, rebuildings or replacements that are separately described pursuant to clause (vi) of this paragraph (a) and whose Fair Market Value is stated in the Financial Advisor's certificate under paragraph (b) of this Section 12.03;

                 (ii) that no part of such expenditures in any previous or then pending application, has been or is being made the basis for the withdrawal of any Trust Monies pursuant to this Section 12.03;

                (iii) that there is no outstanding Indebtedness, other than costs for which payment is being requested, known to the Company or the applicable Pledgor, after due inquiry, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis of a vendor's, mechanics', laborers', materialmen's, statutory or other similar Lien upon any of such repairs, rebuildings or replacement, which Lien might, in the opinion of the signers of such certificate, materially impair the security afforded by such repairs, rebuildings or replacement;

                 (iv) that the property to be repaired, rebuilt or replaced is necessary or desirable in the conduct of either the Company's or the applicable Pledgor's business;

                  (v) whether any part of such repairs, rebuildings or
            replacements within six months before the date of acquisition thereof by the Company or the applicable Pledgor, has been used or operated by Persons other than the Company or the applicable Pledgor in a business similar to that in which such property has been or is to be used or operated by the Company or the applicable Pledgor, and whether the Fair Market Value to the Company or the applicable Pledgor, at the date of such acquisition, of such part of such repairs, rebuildings or replacement is at least $25,000 and at least 1% of the principal amount of the outstanding Notes; and, if all of such facts are present, such part of said repairs, rebuildings or replacements shall be separately described, and it shall be stated that an Financial Advisor's certificate as to the Fair Market Value to the Company or the applicable Pledgor of such separately described repairs, rebuildings or replacements will be furnished under paragraph (b) of this Section 12.03;

                 (vi) that no Default or Event of Default shall have occurred and be continuing; and

                (vii) that all condition's precedent herein provided for
            relating to such withdrawal and payment have been complied with.

            (b) In case any part of such repairs, rebuildings or replacements is separately described pursuant to the foregoing clause (v) of paragraph (a) of this Section 12.03, a certificate of a Financial Advisor (if required by the TIA) stating the Fair Market Value to the Company or the applicable Pledgor, in such Financial Advisor's opinion, of such separately described repairs, rebuildings or replacements at the date of the acquisition thereof by the Company or the applicable Pledgor.

            (c) (i) In case any part of such repairs, rebuildings or replacements constitutes owned Real Property:

            (1) with respect to any such repairs, rebuildings or replacements that are not encompassed within or are not erected upon Mortgaged Property, an instrument or instruments in recordable form sufficient for the Lien of this Indenture and any Mortgage to cover such repairs, rebuildings or replacements which, if such repairs, rebuildings or replacements include leasehold or easement interests, shall include normal and customary provisions with respect thereto and evidence of the filing of all such documents as may be necessary to perfect such Liens;

            (2) an Opinion of Counsel in form and substance acceptable to the Trustee, substantially to the effect that the Lien of this Indenture and any Mortgage constitutes a valid and perfected mortgage Lien on such repairs, rebuildings or replacements (subject to no Prior Liens other than Prior Liens which were permitted with respect to the Collateral repaired, rebuilt or replaced);

            (3) in the event such repairs, rebuildings or replacements have a Fair Market Value in excess of $500,000, a Survey with respect thereto; and

            (4) evidence of payment or a closing statement indicating payments to be made by the Company or the applicable Pledgor of all recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any foreign counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any applicable Security Document and to perfect such Lien; and

           (ii) in case any part of such repairs, rebuildings or replacements constitutes personal property interests:

            (1) an instrument in recordable form sufficient for the Lien of any applicable Security Document to cover such repairs, rebuildings or replacements; and

            (2) evidence of payment or a closing statement indicating payments to be made by the Company or the applicable Pledgor of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable le-

                                       -117-
                  gal fees and disbursements of counsel for the Trustee (and any foreign counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any Security Document and to perfect such Liens.

            (d)   An Opinion of Counsel to the effect:

            (i) that the instruments that have been or are therewith delivered to the Trustee conform in all material respects to the requirements of this Indenture and any other applicable Security Document, and that, upon the basis of such request of the Company or the applicable Pledgor and the accompanying documents specified in this Section 12.03, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Monies whose withdrawal is then requested may be lawfully paid over under this Section 12.03; and

           (ii) that all of the Company's or the applicable Pledgor's right, title and interest in and to said repairs, rebuildings or replacements, or combination thereof, are then subject to the Lien of any of the Security Documents.

      Upon compliance with the foregoing provisions of this Section 12.03, the Trustee shall pay on the written request of the Company an amount of Trust Monies of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of paragraph
(a) of this Section 12.03, or the Fair Market Value to the Company of such repairs, rebuildings and replacements stated in such Officers' Certificate (and in such Financial Advisor's certificate, if required by paragraph (b) of this
Section 12.03), whichever is less.

SECTION 12.04.    WITHDRAWAL OF TRUST MONIES FOR REINVESTMENT.

      To the extent that any Trust Monies consist of Net Proceeds received by the Trustee pursuant to Section 4.10 hereof or in the case of a Transfer of Collateral not involving an Asset Sale, other proceeds (net of costs and expenses of the type described in the definition of "NET PROCEEDS") and the Company or any Pledgor, as applicable, intends to reinvest such Net Proceeds to acquire Replacement Assets, such Trust Monies may be withdrawn by the Company or any Pledgor, as applicable, and shall be paid by the Trustee upon a written request by the Company by the proper Officer or Officers of the Company or any Pledgor, as applicable, to reimburse the Company or any Pledgor, as applicable, for expenditures made or to pay costs incurred by the Company or any Pledgor, as applicable, to acquire Replacement Assets, upon receipt by the Trustee of the following:

            (a) An Officers' Certificate, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Monies, stating in substance as follows:

                  (i) that the Trust Monies to be released constitute Net Proceeds from an Asset Sale;

                 (ii) setting forth with particularity the investment or acquisition to be made with such Trust Monies;

                (iii) that the release of the Trust Monies complies with all applicable terms of this Indenture;

                 (iv) that there is no Default or Event of Default (both before and after giving effect to the acquisition of such Replacement Assets) continuing; and

                  (v) that all conditions precedent herein provided for relating to the release of the Trust Monies in question have been provided.

            (b) If the Replacement Asset to be acquired is an investment in owned Real Property, the Company shall also deliver to the Trustee:

                  (i) an instrument or instruments in recordable form sufficient for the Lien of this Indenture and any Mortgage to cover such Real Property and evidence of the filing of all such financing statements and other instruments as may be necessary to perfect such Liens;

                 (ii) a title insurance policy (or commitment) or an Opinion of
            Counsel in form and substance acceptable to the Trustee, substantially to the effect that the Lien of this Indenture and any mortgage constitutes a direct and valid and perfected mortgage Lien on such Real Property (subject to no Prior Liens other than Prior Liens which were permitted with respect to the Collateral which was the subject of the Asset Sale);

                (iii) in the event the Fair Market Value of the Real Property is in excess of $500,000, a Survey with respect thereto; and

                 (iv) evidence of payment or a closing statement indicating payments to be made by the Company or the appropriate Pledgor of all recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of one counsel for the Trustee (and any foreign counsel), that may be incurred to validly and effectively subject the Real Property to the Lien of any applicable Security Document and to perfect such Lien.

            (c) If the Replacement Asset constitutes a personal property interest, the Company or the appropriate Pledgor shall deliver to the
      Trustee:

                  (i) an instrument in recordable form, if necessary, sufficient for the Lien of any applicable Security Document to cover such personal property interest; and

                 (ii) evidence of payment or a closing statement indicating payments to be made by the Company or the appropriate Pledgor of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and dis-bursements of one counsel for the Trustee (and any foreign counsel), that may be incurred to validly and effectively subject the Permitted Investment to the Lien of any Security Document and to perfect such Lien.

            (d) An Opinion of Counsel stating that (i) all of the Company's or the applicable Pledgor's right, title and interest in and to such personal property are then subject to the Lien of the Security Documents and (ii) the documents that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and that all conditions precedent herein and in the Security Documents relating to such application of Trust Monies have been complied with.

SECTION 12.05.    POWERS EXERCISABLE NOTWITHSTANDING EVENT OF
                  DEFAULT.

      In case an Event of Default shall have occurred and shall be continuing, the Company or any Pledgor, as applicable, while in possession of Collateral (other than cash, Marketable Securities, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Security Documents or with the trustee, mortgagee or other holder of a Prior Lien), may do any of the things enumerated in Sections 12.02, 12.03 and
12.04 if the Holders of a majority in principal amount of the Notes outstanding, by appropriate action of such Holders, shall consent to such action. This
Section 12.05 shall not apply, however, during the continuance of an Event of Default of the type specified in Section 6.01(i) or (ii).

SECTION 12.06.    POWERS EXERCISABLE BY TRUSTEE OR RECEIVER.

      In case the Collateral (other than any cash, Marketable Securities, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Security Documents or with the trustee, mortgagee or other holder of a Prior Lien) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this
Article 12 conferred upon the Company and any Pledgor, as applicable, with respect to the withdrawal or application of Trust Monies may be exercised by such receiver or trustee, in which case a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officers' Certificate required by this Article 12. If the Trustee shall be in possession of any of the Collateral hereunder or under any of the Security Documents, such powers may be exercised by the Trustee, in its discretion.

SECTION 12.07.    DISPOSITION OF NOTES RETIRED.

      All Notes received by the Trustee and for whose purchase Trust Monies are applied under this Article 12, if not otherwise canceled, shall be promptly cancelled and destroyed by the Trustee in accordance with Section 2.11 unless the Trustee shall be otherwise directed in writing by the Company. Upon destruction of any Notes, the Trustee shall issue a certificate of destruction to the Company.

SECTION 12.08.    INVESTMENT OF TRUST MONIES.

      All or any part of any Trust Monies held by the Trustee hereunder (except such as may be held for the account of any particular Notes) shall from time to time be invested or reinvested by the

Trustee in any Marketable Securities pursuant to the written direction of the Company which shall specify the Marketable Securities in which such Trust Monies shall be invested. Unless an Event of Default occurs and is continuing, any interest on such Marketable Securities (in excess of any accrued interest paid at the time of purchase) which may be received by the Trustee shall be forthwith paid to the Company. Such Marketable Securities shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Marketable Securities.

      The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct in complying with this Section 12.08.


                                   ARTICLE 13

                                  MISCELLANEOUS


SECTION 13.01.    TRUST INDENTURE ACT CONTROLS.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 13.02.    NOTICES.

      Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

      If to the Company:

            ALARIS Medical Systems, Inc.
            10221 Wateridge Circle
            San Diego, CA  92121
            Telecopy:  (858) 458-6156
            Attention:  Stuart E. Rickerson, Esq.
                        Vice President and General Counsel

      With a copy to:

            Piper Marbury Rudnick & Wolfe LLP
            1251 Avenue of the Americas
            New York, New York  10020
            Telecopy:  (212) 835-6001
            Attention:  Marjorie Sybul Adams, Esq.

      If to the Trustee:

            HSBC Bank USA
            452 Fifth Avenue
            New York, New York  10018
            Telecopier No.:  (212) 525-1366
            Attention:  Issuer Services

      The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03.    COMMUNICATION BY HOLDERS OF NOTES WITH OTHER
                  HOLDERS OF NOTES.

      Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 13.04.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish, at the request of the Trustee, to the Trustee:

            (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05.    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.06.    RULES BY TRUSTEE AND AGENTS.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07.    NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                  EMPLOYEES AND STOCKHOLDERS.

      No director, officer, employee, incorporator or stockholder of the Company or any Guarantor as such shall have any liability for any obligations of the Company under the Notes or this Indenture, the Registration Rights Agreement or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

SECTION 13.08.    GOVERNING LAW.

      THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTE GUARANTEES AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 13.09.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10.    SUCCESSORS.

      All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.11.    SEVERABILITY.

      In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12.    COUNTERPART ORIGINALS.

      The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13.    TABLE OF CONTENTS, HEADINGS, ETC.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                       [Signatures on following page]

                                   SIGNATURES


Dated as of October 16, 2001                ALARIS MEDICAL SYSTEMS, INC.


                                            By:  /s/ Stuart E. Rickerson
                                                -----------------------------
                                                Name:  Stuart E. Rickerson
                                                Title: Vice President and
                                                       General Counsel


Dated as of October 16, 2001                HSBC BANK USA


                                            By:  /s/ Harriet Drandoff
                                                -----------------------------
                                                Name:  Harriet Drandoff
                                                Title: Authorized Signatory

                                                                       EXHIBIT A


                                 (Face of Note)

              11 5/8% Series A/B Senior Secured Notes due 2006

No.                                                              $______________
CUSIP NO.  _____________

                        ALARIS MEDICAL SYSTEMS, INC.


promises to pay to _____________________________________ or registered assigns, the principal sum of ___________ Dollars

$________, as increased or decreased as set forth on the schedule hereto, on December 1, 2006.

Interest Payment Dates: June 1 and December 1, of each year, commencing June 1, 2002.

Record Dates:  May 15 and November 15


Dated: __________, 2001


                                    ALARIS MEDICAL SYSTEMS, INC.


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:

Trustee's Certificate of Authentication

This is one of the Notes referred to in the within-mentioned Indenture:

HSBC BANK USA,
as Trustee


By:  _____________________________
     Authorized Signatory

                               (Back of Note)
              11 5/8% Series A/B Senior Secured Notes due 2006


            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.(1)

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF, IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

            THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO (A) OFFER, SELL, PLEDGE, OR OTHERWISE TRANSFER THIS SECURITY ONLY (1) TO ALARIS, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALI-

----------------------------------
(1)   This pargraph should be included if the Note is issued in global form.

      FIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION
      MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH
      (a)(1), (2), (3) or (7) OF RULE 501 UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES
      ACT, OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF ALARIS SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

      Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      1. INTEREST. ALARIS Medical Systems, Inc., a Delaware corporation, or its successor (the "COMPANY"), promises to pay interest on the principal amount of this Note at the rate of 11 5/8% per annum and shall pay the Liquidated Damages, if any, payable pursuant to Section 4 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually in arrears on June 1 and December 1, commencing on June 1, 2002 (each, an "INTEREST PAYMENT DATE"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of issuance. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate equal to 1.0% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.13 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders of Notes; PROVIDED that all payments of principal, premium, interest and Liquidated Damages, if any, with respect to Notes the Holder of which have given wire transfer instructions to the Company or the Paying Agent at least
15 days prior to the Payment Date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

      3. PAYING AGENT AND REGISTRAR. Initially, HSBC Bank USA, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

      4. INDENTURE. The Company issued the Notes under an Indenture dated as of October 16, 2001 ("INDENTURE") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $170,000,000 in aggregate principal amount.

      5.    OPTIONAL REDEMPTION.

      (a) Except as set forth in clause (b) of this Paragraph 5, the Notes shall not be redeemable at the Company's option prior to December 1, 2005. Thereafter, the Notes shall be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 105.813% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date.

      (b) Notwithstanding the foregoing, on or prior to December 1, 2003, the Company, on one or more occasions, may redeem up to 35% in aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 111.625% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, thereon with the net cash proceeds of one or more public or private offerings of common stock of Holdings or the Company; PROVIDED that (1) in the case of an offering by Holdings, Holdings shall have contributed such net cash proceeds to the Company as a common equity contribution; (2) at least 65% in aggregate principal amount of the Notes remain outstanding immediately after the occurrence of each such redemption; and (3) such redemption occurs within 90 days of the date of the closing of any such public or private offering.

      6. MANDATORY REDEMPTION. Except as set forth in Paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

      7.    REPURCHASE AT OPTION OF HOLDER.

      (a) If there is a Change of Control, the Company shall be required to make an offer (the "CHANGE OF CONTROL OFFER") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder of Notes setting forth the procedures governing the Change of Control Offer as required by the Indenture.

      (b) If the Company consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall commence an offer to all Holders of Notes (an "ASSET SALE OFFER") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase in accordance with the procedures set forth in the Indenture. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company or any Restricted Subsidiary may use any remaining Excess Proceeds for any purpose not prohibited under the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a PRO RATA basis. Holders of the Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form titled "Option of Holder to Elect Purchase" on the reverse of the Notes.

      8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

      9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder of Notes to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      10. PERSONS DEEMED OWNERS. The registered Holder of a Note will be treated as the owner of it for all purposes.

      11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes, any Note Guarantees or the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Notes, any Note Guarantees or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with the purchase of, tender offer or exchange offer for the Notes). Without the consent of any Holder of Notes, the Indenture, the Notes, any Note Guarantees or the Security Documents may be amended or supplemented any Note Guarantees to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of the Notes in case of a merger, transfer of assets or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or to add any Guarantor to guarantee the Notes. Without the consent of the Holders of at least two-thirds in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for the Notes), no amendment or waiver to this Indenture may make any change in the provisions of the covenants described under Sections 3.09, 4.10 and 4.14 hereof that adversely affect the rights of any Holders of Notes.

      12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest with respect to the Notes; (ii) default in payment when due of principal or premium, if any, on the Notes at maturity, upon redemption or otherwise; (iii) failure by the Company or any Guarantor for 30 days after receipt of notice from the Trustee or Holders of at least 25% in principal amount of the Notes then outstanding to comply with the provisions described in Sections 4.07, 4.09, 4.10, 4.13, 4.14, 4.18 or 5.01 of the
Indenture; (iv) failure by the Company or any Guarantor for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default (A) (i) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) principal of such Indebtedness (a "PAYMENT DEFAULT") or (ii) results in the acceleration of such Indebtedness prior to its express maturity, and (B) in each case, the principal amount of any such Indebtedness due to be paid, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments (to the extent not covered by insurance and as to which the insurer has not acknowledged coverage in writing) aggregating in excess of $10.0 million, which judgments are not paid, fully bonded, discharged or stayed within 60 days after their entry; (vii) cer-tain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary or group of Restricted Subsidiaries of the Company that, together, would constitute a Significant Subsidiary; (viii) any Note Guarantee of any Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note
Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note
Guarantee); and (ix) default by the Company or any Guarantor in the performance of the Security Documents which adversely affects the enforceability or the validity of the Trustee's Lien on the Collateral or which adversely affects the condition or value of the Collateral, taken as a whole, in any material respect, repudiation or disaffirmation by the Company or any Guarantor or its obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Company or any Guarantor for any reason.
If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "ACCELERATION NOTICE") and the same shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture.
Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or Liquidated Damages, if any, on, or principal of, the Notes. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest or Liquidated Damages, if any) if it determines that withholding notice is in such Holders' interest. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

      13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

      14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder, of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company under the Notes, any Note Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and any Note Guarantee.

      15. SECURITY DOCUMENTS. In order to secure the due and punctual payment of the principal of and interest on the Notes and all other amounts payable by the Company and the Guarantors under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Pledgors have granted Liens on the Collateral to the Trustee for the benefit of the Trustee and the Holders of Notes pursuant to the Indenture and the Security Documents.

      Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

      The Trustee and each Holder acknowledge that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of any of the Security Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

      16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      18. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of the Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date hereof, among the Company and the parties named on the signature pages thereof.

      19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      20. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture or the Registration Rights Agreement. Requests may be made to:

            ALARIS Medical Systems, Inc.
            10221 Wateridge Circle
            San Diego, CA  92121
            Telecopy:  (858) 458-6156
            Attention:  Stuart E. Rickerson, Esq.
                        Vice President and General Counsel

                                 ASSIGNMENT FORM


      To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


_____________________________________________________________________________
               (Insert assignee's soc. sec. or tax I.D. no.)

_____________________________________________________________________________


_____________________________________________________________________________


_____________________________________________________________________________


_____________________________________________________________________________
           (Print or type assignee's name, address and zip code)

and irrevocably appoint __________________________________________________ to
transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
                                 Your Signature:_____________________________
                                                (Sign exactly as your name
                                                appears on the face of
                                                this Note)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE


      If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

      / / Section 4.10                    / / Section 4.14

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $
                                     -----------

Date:                               Your Signature:
     ------------------------                      ----------------------------
                                                   (Sign exactly as your name
                                                   appears on the Note)
                                    Tax Identification No.:
                                                           --------------------
Signature Guarantee.

          SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(2)


      The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                      Principal Amount of      Signature of
                    Amount of decrease in   Amount of increase in      this Global Note      authorized officer
                     Principal Amount of     Principal Amount of    following such decrease    of Trustee or
 Date of Exchange     this Global Note        this Global Note           (or increase)         Note Custodian
------------------  ---------------------   ---------------------   -----------------------  ------------------








--------------------
(2)   This should be included only if the Note is issued in global form.

                                                                       EXHIBIT B


                         FORM OF CERTIFICATE OF TRANSFER


ALARIS Medical Systems, Inc.
10221 Wateridge Circle
San Diego, California  92121-1579

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018
Attention:  Issuer Services

                 Re: 11 5/8% SENIOR SECURED NOTES DUE 2006

      Reference is hereby made to the Indenture, dated as of October 16, 2001 (the "INDENTURE"), between ALARIS Medical Systems, Inc., as issuer, and HSBC Bank USA, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      ___________________ (the "TRANSFEROR"), owns and proposes to transfer the Note[s] or interest in such Note[s] specified in ANNEX A hereto, in the principal amount of $_______ in such Note[s] or interests (the "TRANSFER"), to ____________ (the "TRANSFEREE"), as further specified in ANNEX A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                           [CHECK ALL THAT APPLY]

1. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and
(x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. / / CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

      (a) / / such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

      (b) / / such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

      (c) / / such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

      (d) / / such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by
(1) a certificate executed by the Transferee in the form of EXHIBIT D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that (1) such Transfer is in compliance with the Securities Act and (2) such Transfer complies with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF BENEFICIAL INTERESTS IN THE UNRESTRICTED GLOBAL NOTE OR IN DEFINITIVE NOTES THAT DO NOT BEAR THE PRIVATE PLACEMENT LEGEND.

      (a) / / CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

      (b) / / CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States, and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

      (c) / / CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                    -------------------------------------------
                                    [Insert Name of Transferor]


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


Dated:               ,

                         FORM OF ANNEX A TO CERTIFICATE
                                   OF TRANSFER


1.   The Transferor owns and proposes to transfer the following:
      [CHECK ONE OF (a) or (b)]

      (a) / /   Beneficial Interests in the

                (i)     / /  144A Global Note (CUSIP      ), or
                                                     -----

                (ii)   / /  Regulation S Global Note (CUSIP      ), or
                                                            -----

                (iii)  / /  IAI Global Note (CUSIP      )
                                                   -----

      (b) / /   a Restricted Definitive Note.

2.   After the Transfer, the Transferee will hold:
      [CHECK ONE]

      (a)  / /  Beneficial Interest in the:

               (i)     / /   144A Global Note (CUSIP      ), or
                                                     -----

               (ii)   / /   Regulation S Global Note (CUSIP      ), or
                                                            -----

               (iii)  / /  IAI Global Note (CUSIP      ), or
                                                  -----

               (iv)   / /   Unrestricted Global Note (CUSIP      ), or
                                                            -----

      (b) / /   Restricted Definitive Note;

      (c) / /   an Unrestricted Definitive Note in accordance with the
terms of this Indenture.

                                                                       EXHIBIT C


                         FORM OF CERTIFICATE OF EXCHANGE


ALARIS Medical Systems, Inc.
10221 Wateridge Circle
San Diego, California  92121-1579

HSBC Bank USA
452 Fifth Avenue
New York, New York  10018
Attention:  Issuer Services

                 Re: 11 5/8% SENIOR SECURED NOTES DUE 2006

      Reference is hereby made to the Indenture, dated as of October 16, 2001 (the "INDENTURE"), between ALARIS Medical Systems, Inc., as issuer (the "COMPANY"), and HSBC Bank USA, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      ____________ (the "OWNER") owns and proposes to exchange the Note[s]or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR
      BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

      (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and
            (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (b) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and
            (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (c) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (d) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR
      BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

      (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement

            Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

      (b)   /  /  CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE
            TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE]
            /  / 144A Global Note, /  / Regulation S Global Note,
            / / Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



                                    -------------------------------------------
                                         [Insert Name of Transferor


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

Dated  :             ,
        -------------  -----

                                                                       EXHIBIT D


                          FORM OF CERTIFICATE FROM
                ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


ALARIS Medical Systems, Inc.
10221 Wateridge Circle
San Diego, California  92121-1579

HSBC Bank USA
452 Fifth Avenue
New York, New York  10018
Attention:  Issuer Services

                 Re: 11 5/8% SENIOR SECURED NOTES DUE 2006

      Reference is hereby made to the Indenture, dated as of October 16 , 2001 (the "INDENTURE"), between ALARIS Medical Systems, Inc., as issuer, and HSBC Bank USA, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      In connection with our proposed purchase of $__________ aggregate principal amount of:

      (a)   / /   a beneficial interest in a Global Note, or

      (b)   / /   a Definitive Note,

we confirm that:

      1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "SECURITIES ACT").

      2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

      3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

      4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

      5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

      6. We are not acquiring the Notes with a view to any distribution thereof that would violate the Securities Act or the securities laws of any State of the United States.

      You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                    -------------------------------------------
                                    [Insert Name of Accredited Investor]


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


Dated:               ,

                                                                       EXHIBIT E


                              SUBSIDIARY GUARANTEE


      Subject to Section 11.06 of the Indenture, each Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes and the Obligations of the Company under the Notes or under the Indenture, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal, premium, if any, (to the extent permitted by law) interest on any interest, if any, and Liquidated Damages, if any, on the Notes and all other payment Obligations of the Company to the Holders or the Trustee under the Indenture or under the Notes will be promptly paid in full and performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other payment Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise.

      Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.

      The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in
Article 11 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Note Guarantee. The terms of Article 11 of the Indenture are incorporated herein by reference. This Note Guarantee is subject to release as and to the extent provided in Section 11.04 of the Indenture.

      This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Note Guarantee of payment and not a guarantee of collection.

      This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

      For purposes hereof, each Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and the Indenture and (ii) the amount, if any, which would not have (A) rendered such Guarantor "insolvent" (as such term is defined in the United States Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (B) left such Guarantor with unreasonably small capital at the time its Note Guarantee of the Notes was entered into; PROVIDED that, it will be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the Note Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of such Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is limited to the amount set forth in clause (ii) above. The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guaranteeing Subsidiaries and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

      Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                    [GUARANTOR]


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                      E-2